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BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION,

Depositor

OCWEN LOAN SERVICING, LLC,

Servicer

WELLS FARGO BANK, N.A.

Securities Administrator and Master Servicer

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

TRUST AGREEMENT

Dated as of March 1, 2006

______________________________

BASIC Asset Backed Securities Trust 2006-1

Mortgage Pass-Through Certificates, Series 2006-1

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TABLE OF CONTENTS

       Page

ARTICLE I DEFINITIONS

7

Section 1.01

Defined Terms.

7

Section 1.02

Accounting.

52

Section 1.03

Allocation of Certain Interest Shortfalls.

52

Section 1.04

Rights of the NIMS Insurer.

53

Section 1.05

Protection of the Assets

53

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE

 OF CERTIFICATES

53

Section 2.01

Conveyance of Mortgage Loans.

53

Section 2.02

Acceptance of REMIC 1 by the Trustee.

57

Section 2.03

Cure, Repurchase or Substitution of Mortgage Loans by the

Seller; Remedies for Breaches by Depositor or Servicer;

Remedies for Breaches Relating to Prepayment Charges.

57

Section 2.04

Compliance with Applicable Laws.

60

Section 2.05

Representations and Warranties of the Depositor.

60

Section 2.06

Issuance of Certificates.

62

Section 2.07

Reserved.

62

Section 2.08

Conveyance of REMIC Regular Interests and Acceptance

 of REMICs by the Trustee; Issuance of Certificates.

62

ARTICLE III ACCOUNTS AND MANAGEMENT

63

Section 3.01

Distribution Account

63

Section 3.02

Deposits to the Distribution Account

64

Section 3.03

Withdrawals from the Distribution Account.

65

Section 3.04

Investment of Funds in Distribution Account.

65

Section 3.05

Repurchase of Delinquent Loans and REO Property

66

Section 3.06

Trustee to Cooperate; Release of Mortgage Files.

67

Section 3.07

Reserve Fund.

69

Section 3.08

Swap Agreement.

70

Section 3.09

Replacement Swap Agreement.

71

ARTICLE IV FLOW OF FUNDS

71

Section 4.01

Distributions.

71

Section 4.02

Reserved.

81

Section 4.03

Statements.

81

Section 4.04

Reserved.

85

Section 4.05

Distributions on the REMIC Regular Interests.

85

Section 4.06

Allocation of Realized Losses.

86

Section 4.07

Compliance with Withholding Requirements.

88

Section 4.08

Commission Reporting.

88

Section 4.09

Supplemental Interest Account.

96

Section 4.10

Indemnification.

97

Section 4.11

Intention of the Parties and Interpretation.

97

ARTICLE V THE CERTIFICATES

98

Section 5.01

The Certificates.

98

Section 5.02

Registration of Transfer and Exchange of Certificates.

100

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

105

Section 5.04

Persons Deemed Owners.

106

ARTICLE VI THE DEPOSITOR

106

Section 6.01

Liability of the Depositor.

106

Section 6.02

Merger or Consolidation of the Depositor.

106

Section 6.03

Limitation on Liability of the Depositor and Others.

107

ARTICLE VII CONCERNING THE SECURITIES ADMINISTRATOR

107

Section 7.01

Certain Matters Affecting the Securities Administrator.

107

Section 7.02

Securities Administrator Not Liable for Certificates

or Mortgage Loans.

110

Section 7.03

Securities Administrator May Own Certificates.

110

Section 7.04

Custodian’s and Securities Administrator’s Fees, Expenses

and  Indemnification.

110

Section 7.05

Resignation and Removal of the Securities Administrator.

111

Section 7.06

Successor Securities Administrator.

112

Section 7.07

Representations and Warranties of the Securities Administrator.

112

Section 7.08

Eligibility Requirements for the Securities Administrator.

113

ARTICLE VIII THE TRUSTEE

114

Section 8.01

Duties of Trustee.

114

Section 8.02

Certain Matters Affecting the Trustee.

115

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

116

Section 8.04

Trustee May Own Certificates.

116

Section 8.05

Trustee’s Fees and Expenses.

117

Section 8.06

Eligibility Requirements for Trustee.

117

Section 8.07

Resignation or Removal of Trustee.

117

Section 8.08

Successor Trustee.

118

Section 8.09

Merger or Consolidation of Trustee.

119

Section 8.10

Appointment of Co Trustee or Separate Trustee.

119

Section 8.11

Appointment of Custodians.

120

Section 8.12

Appointment of Office or Agency.

120

Section 8.13

Representations and Warranties of the Trustee.

120

ARTICLE IX TERMINATION

121

Section 9.01

Termination Upon Purchase or Liquidation of All

Mortgage Loans.

121

Section 9.02

Additional Termination Requirements.

124

ARTICLE X REMIC PROVISIONS

125

Section 10.01

REMIC Administration.

125

Section 10.02

Prohibited Transactions and Activities.

128

Section 10.03

Securities Administrator, Master Servicer, Servicer and

Depositor Indemnification

129

ARTICLE XI MISCELLANEOUS PROVISIONS

129

Section 11.01

Amendment.

129

Section 11.02

Recordation of Agreement; Counterparts.

131

Section 11.03

Limitation on Rights of Certificateholders.

131

Section 11.04

Governing Law; Jurisdiction.

132

Section 11.05

Notices.

132

Section 11.06

Severability of Provisions.

133

Section 11.07

Notice to the Rating Agencies, the Swap Counterparty

and the NIMS Insurer.

133

Section 11.08

Article and Section References.

134

Section 11.09

Third-Party Beneficiaries.

134

Section 11.10

Grant of Security Interest.

134

Section 11.11

Non-Rated Transactions

135

Section 11.12

Additional Information.

135

Exhibits

Exhibit A-1

Reserved

Exhibit A-2

Form of Class A1 Certificates

Exhibit A-3

Form of Class A2 Certificates

Exhibit A-4

Form of Class A3 Certificates

Exhibit A-5

Reserved

Exhibit A-6

Form of Class M-1 Certificates

Exhibit A-7

Form of Class M-2 Certificates

Exhibit A-8

Form of Class M-3 Certificates

Exhibit A-9

Form of Class M-4 Certificates

Exhibit A-10

Form of Class M-5 Certificates

Exhibit A-11

Form of Class M-6 Certificates

Exhibit A-12

Form of Class M-7 Certificates

Exhibit A-13

Form of Class C Certificates

Exhibit A-14

Form of Class P Certificates

Exhibit A-15

Form of Class R Certificates

Exhibit B

Form of Swap Agreement

Exhibit C

[Reserved]

Exhibit D

Mortgage Loan Schedule

Exhibit E-1

[Reserved]

Exhibit E-2

Form of Sale and Assignment Agreement

Exhibit F-1

[Reserved]

Exhibit F-2

[Reserved]

Exhibit G

Form of Residual NIM Holder Certificate

Exhibit H

Form of Lost Note Affidavit

Exhibit I

Form of ERISA Representation

Exhibit J

Form of Investment Letter

Exhibit K

Form of Class R Certificate Transfer Affidavit

Exhibit L

Form of Transferor Certificate

Exhibit M

List of Assignment, Assumption and Recognition Agreements

Exhibit N

List of Mortgage Loan Purchase Agreements

Exhibit O

[Reserved]

Exhibit P

[Reserved]

Exhibit Q

Relevant Servicing Criteria

Exhibit R

Additional Form 10-D Disclosure

Exhibit S

Additional Form 10-K Disclosure

Exhibit T

Additional Form 8-K Disclosure Information

Exhibit U

Additional Disclosure Notification

Exhibit V

Form of Back-Up Certification

Schedules

Schedule I

Prepayment Charge Schedule

Schedule II

Swap Notional Amount Schedule

This TRUST AGREEMENT is dated as of March 1, 2006 (the “Agreement”), among BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as securities administrator and master servicer (the “Securities Administrator” or “Master Servicer,” as applicable) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor has acquired the Mortgage Loans and other property for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans, and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor, the Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Servicer, the Securities Administrator and the Master Servicer are entering into this Agreement, and the Tr ustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of thirteen classes of certificates, designated as (i) the Class A1 Certificates, (ii) the Class A2 Certificates, (iii) the Class A3 Certificates, (iv) the Class M-1 Certificates, (v) the Class M-2 Certificates, (vi) the Class M-3 Certificates, (vii) the Class M-4 Certificates, (viii) the Class M-5 Certificates, (ix) the Class M-6 Certificates, (x) the Class M-7 Certificates, (xi) the Class C Certificates, (xii) the Class P Certificates, and (xiii) the Class R Certificates.

REMIC 1

As provided herein, the Securities Administrator shall make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund, the Supplemental Interest Account and the Servicer Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.”  The Class R-1 Interest shall represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law.  The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, and the initial Uncertificated Principal Balance for each of the REMIC 1 Regular Interests.  None of the REMIC 1 Regular Interests will be certifica ted.

REMIC 1 Class Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC 1 Pass-Through Rate
LT1-A	$ 19,054,773.13	(1)
LT1-F1	$ 2,650,804.40	(1)
LT1-V1	$ 2,650,804.40	(1)
LT1-F2	$ 2,935,011.36	(1)
LT1-V2	$ 2,935,011.36	(1)
LT1-F3	$ 3,205,261.41	(1)
LT1-V3	$ 3,205,261.41	(1)
LT1-F4	$ 3,578,020.67	(1)
LT1-V4	$ 3,578,020.67	(1)
LT1-F5	$ 3,656,670.21	(1)
LT1-V5	$ 3,656,670.21	(1)
LT1-F6	$ 3,692,853.77	(1)
LT1-V6	$ 3,692,853.77	(1)
LT1-F7	$ 3,533,967.79	(1)
LT1-V7	$ 3,533,967.79	(1)
LT1-F8	$ 3,379,869.38	(1)
LT1-V8	$ 3,379,869.38	(1)
LT1-F9	$ 3,232,514.83	(1)
LT1-V9	$ 3,232,514.83	(1)
LT1-F10	$ 3,091,608.07	(1)
LT1-V10	$ 3,091,608.07	(1)
LT1-F11	$ 3,517,114.32	(1)
LT1-V11	$ 3,517,114.32	(1)
LT1-F12	$ 2,802,813.75	(1)
LT1-V12	$ 2,802,813.75	(1)
LT1-F13	$ 2,680,733.02	(1)
LT1-V13	$ 2,680,733.02	(1)
LT1-F14	$ 2,563,989.96	(1)
LT1-V14	$ 2,563,989.96	(1)
LT1-F15	$ 2,452,350.45	(1)
LT1-V15	$ 2,452,350.45	(1)
LT1-F16	$ 2,355,627.19	(1)
LT1-V16	$ 2,355,627.19	(1)
LT1-F17	$ 2,473,520.45	(1)
LT1-V17	$ 2,473,520.45	(1)
LT1-F18	$ 3,674,132.95	(1)
LT1-V18	$ 3,674,132.95	(1)
LT1-F19	$ 5,408,893.37	(1)
LT1-V19	$ 5,408,893.37	(1)
LT1-F20	$ 4,718,795.92	(1)
LT1-V20	$ 4,718,795.92	(1)
LT1-F21	$ 4,003,457.41	(1)
LT1-V21	$ 4,003,457.41	(1)
LT1-F22	$ 3,375,784.98	(1)
LT1-V22	$ 3,375,784.98	(1)
LT1-F23	$ 8,765,553.63	(1)
LT1-V23	$ 8,765,553.63	(1)
LT1-F24	$ 9,511,333.90	(1)
LT1-V24	$ 9,511,333.90	(1)
LT1-F25	$ 304,156.31	(1)
LT1-V25	$ 304,156.31	(1)
LT1-F26	$ 235,768.75	(1)
LT1-V26	$ 235,768.75	(1)
LT1-F27	$ 226,393.40	(1)
LT1-V27	$ 226,393.40	(1)
LT1-F28	$ 217,420.75	(1)
LT1-V28	$ 217,420.75	(1)
LT1-F29	$ 208,787.78	(1)
LT1-V29	$ 208,787.78	(1)
LT1-F30	$ 200,543.96	(1)
LT1-V30	$ 200,543.96	(1)
LT1-F31	$ 192,644.45	(1)
LT1-V31	$ 192,644.45	(1)
LT1-F32	$ 184,600.23	(1)
LT1-V32	$ 184,600.23	(1)
LT1-F33	$ 170,455.78	(1)
LT1-V33	$ 170,455.78	(1)
LT1-F34	$ 401,925.56	(1)
LT1-V34	$ 401,925.56	(1)
LT1-F35	$ 181,501.37	(1)
LT1-V35	$ 181,501.37	(1)
LT1-F36	$ 141,753.92	(1)
LT1-V36	$ 141,753.92	(1)
LT1-F37	$ 161,823.25	(1)
LT1-V37	$ 161,823.25	(1)
LT1-F38	$ 131,568.74	(1)
LT1-V38	$ 131,568.74	(1)
LT1-F39	$ 126,776.82	(1)
LT1-V39	$ 126,776.82	(1)
LT1-F40	$ 122,162.31	(1)
LT1-V40	$ 122,162.31	(1)
LT1-F41	$ 3,260,036.65	(1), (2)
LT1-V41	$ 3,260,036.65	(1), (2)

_________________________

(1)

Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

(2)

REMIC 1 Regular Interests LT1-F41 and LT1-V41 will be entitled, in equal shares, to all prepayment penalties or charges with respect to the Mortgage Loans.

REMIC 2

As provided herein, the Securities Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests and certain other related assets subject to this Agreement (exclusive of the Reserve Fund, the Supplemental Interest Account and the Servicer Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2.”  The Class R-2 Interest shall represent the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions (as defined herein) under federal income tax law.  The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and the Corresponding Class of Certificate for each of the REMIC 2 Regular Interests.  None of the REMIC 2 Regular Interests will be certificated.

REMIC 2 Class Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC 2 Pass-Through Rate
Class LT2-A1	$ 46,786,500.00	(1)
Class LT2-A2	$ 28,713,500.00	(1)
Class LT2-A3	$ 5,693,000.00	(1)
Class LT2-M1	$ 8,098,000.00	(1)
Class LT2-M2	$ 6,542,500.00	(1)
Class LT2-M3	$ 3,432,000.00	(1)
Class LT2-M4	$ 1,448,000.00	(1)
Class LT2-M5	$ 1,126,000.00	(1)
Class LT2-M6	$ 1,072,500.00	(1)
Class LT2-M7	$ 1,072,500.00	(1)
Class LT2-Q	$ 110,528,279.39	(1)
Class LT2-IO	(2)	(1)

________________________

(1)

Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.

(2)

REMIC 2 Regular Interest LT2-IO is an interest-only class that does not have a principal amount but will have a notional amount equal to the Uncertificated Notional Amount for such Distribution Date.

REMIC 3

As provided herein, the Securities Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 3.”  The Class R-3 Interest represents the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3 and each class of uncertificated “regular interests” in REMIC 3:

Class Designation	Original Class Certificate Principal Amount	Pass-Through Rate
Class A1	$ 93,573,000.00	(1)
Class A2	$ 57,427,000.00	(1)
Class A3	$ 11,386,000.00	(1)
Class M-1	$ 16,196,000.00	(1)
Class M-2	$ 13,085,000.00	(1)
Class M-3	$ 6,864,000.00	(1)
Class M-4	$ 2,896,000.00	(1)
Class M-5	$ 2,252,000.00	(1)
Class M-6	$ 2,145,000.00	(1)
Class M-7	$ 2,145,000.00	(1)
Class C	$ 6,543,679.39	(2)
Class P	$ 100.00	(3)

___________________

(1)

Calculated in accordance with the definition of “Pass-Through Rate” herein.

(2)

The Class C Interest will not accrue interest on its Uncertificated Principal Balance.  The Class C Certificates will accrue interest at its variable Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests. In addition, the Class C Certificates represent the right to receive all distributions with respect to REMIC 2 Regular Interest LT2-IO.  For purposes of the REMIC Provisions, the Class C Certificates represent beneficial ownership of the Reserve Fund and the Supplemental Interest Trust.

(3)

The Class P Certificates shall not bear interest at a stated rate.  Prepayment Charges paid with respect to the Mortgage Loans shall be paid to the Holders of the Class P Certificates as provided in Section 4.01(g).

ARTICLE I

DEFINITIONS

Section 1.01

Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  Unless otherwise specified, all calculations in respect of interest on the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.  The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“10-K Filing Deadline”: has the meaning set forth in Section 4.08.

“1933 Act”:  The Securities Act of 1933, as amended.

“1934 Act”:  The Exchange Act of 1934, as amended.

“Account”:  Either of the Collection Account and Distribution Account.

“Accrual Period”:  With respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates, and each Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

“Additional Disclosure Notification”: has the meaning set forth in Section 4.08.

“Additional Form 10-D Disclosure”: has the meaning set forth in Section 4.08.

“Additional Form 10-K Disclosure”: has the meaning set forth in Section 4.08.

“Additional Termination Event”:  As defined in the Swap Agreement.

“Adjustable Rate Mortgage Loan”:  A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

“Adjusted Net Maximum Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the excess, if any, of the Maximum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either case as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the Program Administrator Fee Rate and (iii) the Master Servicer Fee Rate.

“Adjusted Net Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the Program Administrator Fee Rate and (iii) the Master Servicer Fee Rate.

“Adjustment Date”:  With respect to each Adjustable Rate Mortgage Loan, each date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”:  As defined in the Servicing Agreement.

“Advancing Person”:  As defined in the Servicing Agreement.

“Adverse REMIC Event”:  As defined in Section 10.01(f) hereof.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”:  This Trust Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”:  With respect to any Distribution Date and any Class of the Mezzanine Certificates or Junior Subordinate Certificates, an amount equal to (a) the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such Class of Certificates on prior Distribution Dates due to Subsequent Recoveries.

“Appraised Value”:  With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the related Mortgage Loan at the time of origination of such Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

“Assignment”:  An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office), which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

“Assignment, Assumption and Recognition Agreements”:  Each of the agreements referred to in Exhibit M pursuant to which any of the Originators made representations and warranties and agreed to repurchase or substitute for Mortgage Loans as to which certain breaches of representations and warranties occurred to a Series of BICEP Series Trust, Ocwen Mortgage Asset Trust II or Funding America Mortgage Warehouse Trust, as applicable.

“Available Funds”:  With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Gross Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans, any Servicer Prepayment Charge Payment Amount in connection with the Mortgage Loans and any Prepayment Interest Excess), (c) the aggregate of any amounts received in respect of an REO Property acquired in re spect of a Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Servicer in respect of related Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date with respect to the Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the Master Servicer solely as successor servicer for such Distribution Date with respect to the Mortgage Loans pursuant to the Servicing Agreement and (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Mortgage Loans occurring during the related Prepayment Period over (ii) the sum, without duplication, of (a) amounts reimbursable or payable to the Depositor, the Servicer, the Master Servicer, the Trustee, the Securities Administrator, the Program Administ rator, the Seller, the NIMS Insurer, if any, or any Sub-Servicer pursuant to the Servicing Agreement in respect of the Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (g) above, as the case may be, in error, (c) Stayed Funds, (d) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 7.04 or (e) amounts reimbursable to the Master Servicer for an advance made pursuant to the Servicing Agreement which advance the Master Servicer has determined to be nonrecoverable.

“Back-Up Certification”: has the meaning set forth in Section 4.08 hereof.

“Back-Up Shelf Administrator” shall mean Ocwen Financial Corporation.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Loss”:  With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof).  On the Closing Date, the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates shall be Book-Entry Certificates.

“Book-Entry Custodian”:  The custodian appointed pursuant to Section 5.01(b).

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Delaware, the State of New York, the State of Minnesota, the State of Maryland, the State of Florida or in the city in which the Corporate Trust Office of the Securities Administrator is located, are authorized or obligated by law or executive order to be closed.

“Calculation Period”:  As such term is defined in the Swap Agreement.

“Certificate”:  Any Regular Certificate or Residual Certificate.

“Certificate Margin”:  With respect to the Class A1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.08% per annum and (B) after the Optional Termination Date, 0.16% per annum.  With respect to the Class A2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.19% per annum and (B) after the Optional Termination Date, 0.38% per annum.  With respect to the Class A3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.31% per annum and (B) after the Optional Termination Date, 0.62% per annum.  With respect to the Class M-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date0.38% per annum and (B) after the Optional Termination Date, 0.57% pe r annum.  With respect to the Class M-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.50% per annum and (B) after the Optional Termination Date, 0.75% per annum.  With respect to the Class M-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date 1.10% per annum and (B) after the Optional Termination Date, 1.65% per annum.  With respect to the Class M-4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.50% per annum and (B) after the Optional Termination Date, 2.25% per annum.  With respect to the Class M-5 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) after the Optional Termination Date, 3.75% per annum.  With respect to the Class M-6 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) afte r the Optional Termination Date, 3.75% per annum.  With respect to the Class M-7 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) after the Optional Termination Date, 3.75% per annum.

“Certificate Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”:  With respect to any Class A Certificates, Mezzanine Certificates, Junior Subordinate Certificates or Class P Certificates immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate or Junior Subordinate Certificate, Realized Losses allocated thereto on all prior Distribution Dates and, in the case of a Mezzanine Certificate or Junior Subordinate Certificate, increased by the Allocated Realized Loss Amounts reinstated thereto on all prior Distribution Dates due to Subsequent Recoveries.  With respect to any Class C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of the C lass C Interest.  The Residual Certificates will not have a Certificate Principal Balance.

“Certificate Register”:  The register established and maintained pursuant to Section 5.02 hereof.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent, direction or taking any other action pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, direction or other action has been obtained, except as otherwise provided in Section 11.01.  The Securities Administrator and the NIMS Insurer , if any, may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Securities Administrator and the NIMS Insurer, if any, shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certification”:  As defined in Section 4.08(a)(iii) hereof.

“Class”:  Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A1 Certificate”:  Any one of the Class A1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2 executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class A2 Certificate”:  Any one of the Class A2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3 executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class A3 Certificate”:  Any one of the Class A3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4 executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class A Certificates”:  The Senior Certificates.

“Class A Principal Distribution Amount”:  With respect to any Distribution Date, the Senior Principal Distribution Amount.

“Class C Certificate”:  Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-13, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3 for purposes of the REMIC Provisions.

“Class C NIM Payment Amount”:  For any Distribution Date (I) on or before the date the NIM Notes are issued, zero, (II) from the first Distribution Date after the date on which the NIM Notes are issued until the principal balance of the NIM Notes has been reduced to zero, the amount necessary to pay in full the NIM Notes as provided in the Indenture and to pay in full any amounts owed to the NIMS Insurer, if any, as provided in the Indenture less the amounts payable to the Class C Certificates from the Reserve Fund on such Distribution Date and (III) thereafter, zero.

“Class C Shortfall”:  As defined in Section 10.01(l) hereof.

“Class M-1 Certificate”:  Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M-1 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 66.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related D ue Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-2 Certificate”:  Any one of the Class  M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M-2 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately p rior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-3 Certificate”:  Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M-3 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking in to account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-4 Certificate”:  Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-9, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M-4 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking in to account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period , to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-5 Certificate”:  Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M-5 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking in to account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-6 Certificate”:  Any one of the Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M-6 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking in to account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled pay ments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-7 Certificate”:  Any one of the Class M-7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-12, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M-7 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking in to account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the le sser of (A) the product of (i) 93.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class P Certificate”:  Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-14, executed, authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class R Certificate”:  Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-15, executed, authenticated and delivered by the Securities Administrator, evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

“Class R-1 Interest”:  The Residual Interest in REMIC 1.

“Class R-2 Interest”:  The Residual Interest in REMIC 2.

“Class R-3 Interest”:  The Residual Interest in REMIC 3.

“Close of Business”:  As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date Mortgage Loans”:  Any of the Mortgage Loans included in the Trust Fund on the Closing Date.  The aggregate Cut-off Date Principal Balance of the Closing Date Mortgage Loans is equal to $214,512,779.39.

“Closing Date”:  April 7, 2006.

 “Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”:  The account or accounts created and maintained by the Master Servicer pursuant to Section 3A.12 of the Servicing Agreement, which shall be entitled “Wells Fargo Bank, N.A., as Securities Administrator, in trust for registered Holders of BASIC Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1” and which must be an Eligible Account.

“Commission”:  The Securities and Exchange Commission.

“Compensating Interest”:  As defined in the Servicing Agreement.

“Corporate Trust Office”:  The principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) for Certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services- BASIC 2006-1 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager- BASIC 2006-1, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Swap Counterparty, the Depositor and the Servicer.

“Corresponding Certificates”:  As shown on the following chart:

REMIC 2 Regular Interest	Corresponding Certificate
A1	Class A1 Certificates
A2	Class A2 Certificates
A3	Class A3 Certificates
M1	Class M-1 Certificates
M2	Class M-2 Certificates
M3	Class M-3 Certificates
M4	Class M-4 Certificates
M5	Class M-5 Certificates
M6	Class M-6 Certificates
M7	Class M-7 Certificates

“Counterparty Payment”:  With respect to any Swap Payment Date is an amount equal to the product of (i) Swap LIBOR for such Swap Payment Date, (ii) the Swap Notional Amount for such Swap Payment Date and (iii) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period and the denominator of which is 360.

“Credit Enhancement Percentage”:  With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Junior Subordinate Certificates and the Uncertificated Principal Balance of the Class C Interest, calculated prior to distribution of the Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

“Cumulative Loss Trigger Event”:  A Cumulative Loss Trigger Event has occurred with respect to any Distribution Date in or after April 2008, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries) with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage set forth below for such Distribution Date:

Distribution Date Occurring in	Cumulative Loss Percentage
April 2008 through March 2009	1.40% for the first month, plus an additional 1/12th of 1.75% for each month thereafter.
April 2009 through March 2010	3.15% for the first month, plus an additional 1/12th of 1.80% for each month thereafter.
April 2010 through March 2011	4.95% for the first month, plus an additional 1/12th of 1.40% for each month thereafter.
April 2011 through March 2012	6.35% for the first month, plus an additional 1/12th of 0.80% for each month thereafter.
April 2012 and thereafter	7.15% for each month.

“Custodial Account”:  The account or accounts created and maintained pursuant to the Servicing Agreement.

“Custodial Agreement”:  Any agreement that may be entered into by the Trustee, the Securities Administrator and any Custodian or any agreement assigned to the Trustee providing for holding and safekeeping of Mortgage Files on behalf of the Trust.

“Custodian”:  A custodian appointed as provided in Section 8.11 hereof pursuant to a Custodial Agreement.

“Cut-off Date”:  With respect to each Closing Date Mortgage Loan, March 1, 2006; and with respect to each Qualified Substitute Mortgage Loan, its date of substitution, as applicable.

“Cut-off Date Aggregate Principal Balance”:  The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

“Cut-off Date Principal Balance”:  With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (with respect to a Closing Date Mortgage Loan); or as of the applicable date of substitution (with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  As defined in Section 5.01(b) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Percentage”:  With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties related to the Mortgage Loans and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days Delinquent under the bankruptcy plan) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

“Delinquency Trigger Event”:  A Delinquency Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 33.00% of the Credit Enhancement Percentage.

“Delinquent”:  With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan.  For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

“Depositor”:  BancCap Asset Securitization Issuance Corporation, a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  With respect to any Distribution Date, the 14th day of the calendar month in which such Distribution Date occurs or, if such 14th day is not a Business Day, the Business Day immediately preceding such 14th day.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  Any:  (A) “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of  (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code; (B) “electing large partnership” within the meaning of Section 775 of the Code; or (C) other Person so designated by the Securities Administrator bas ed upon an Opinion of Counsel provided by nationally recognized counsel to the Securities Administrator that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person.  A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to income tax and a majority of its board of directors is not selected by a governmental unit.  The terms “United States,” “state” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”:  The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.01 hereof which shall be entitled “Distribution Account, Wells Fargo Bank, N.A., as Securities Administrator, in trust for the registered Certificateholders of BASIC Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1” and which must be an Eligible Account.

“Distribution Date”:  The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2006.

“Due Date”:  With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Early Termination Date”:  As defined in the Swap Agreement.

“Eligible Account”:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated no lower than P-1 by Moody’s, F-1 by Fitch and A-1 by S&P (or comparable ratings if Moody’s, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein;, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Securities Administrator, the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the NIMS Insurer, if any, and each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the Securities Administrator.  Eligible Accounts may bear interest.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificate”:  Any Mezzanine Certificate to the extent that Certificate is rated below the lowest applicable rating permitted under the Underwriter’s Exemption and any Junior Subordinate Certificate.

“Escrow Payments”:  As defined in Section 3.09 hereof.

“Exchange Act”: means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Extra Principal Distribution Amount”:  With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Extraordinary Trust Fund Expense”:  Any amounts reimbursable to the Trustee or the Securities Administrator, or any director, officer, employee or agent of the Trustee or the Securities Administrator, from the Trust Fund pursuant to Sections 7.04 or 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC pursuant to Section 10.01(c), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Custodian for the recording of the assignments of mortgage pursuant to Section 2.01.

“Fannie Mae”:  Federal National Mortgage Association, or any successor thereto.

“FDIC”:  Federal Deposit Insurance Corporation, or any successor thereto.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Servicer pursuant to or as contemplated by Section 2.03, Section 9.01 or the Servicing Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a Servicing Representative, of each Final Recovery Determination made thereby.

“Fitch”:  Fitch Ratings, Inc., or its successor in interest.

“Fixed Rate Mortgage Loan”:  A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

“Form 8-K Disclosure Information” has the meaning set forth in Section 4.08.

“Formula Rate”:  For any Distribution Date and the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates, the lesser of (x) LIBOR plus the related Certificate Margin and (y) the related Maximum Cap Rate.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Gross Subsequent Recoveries”:  Any unexpected recoveries related to a Liquidated Mortgage Loan received by the Servicer which were allocated as a Realized Loss in reducing a Certificate Principal Balance of a Class of the Mezzanine Certificates and the Junior Subordinate Certificates on a Distribution Date prior to the Prepayment Period in which such funds were received.  Gross Subsequent Recoveries may include but are not limited to unanticipated insurance settlements, tax refunds or mortgage bankruptcy distributions.

“Guarantor”:  shall mean Ocwen Financial Corporation.

“Guaranty”: shall mean the guaranty dated as of April 7, 2006 (as amended, supplemented, or otherwise modified from time to time), made by the Guarantor, in favor of BASIC Asset Backed Securities Trust 2006-1.

“Indenture”:  The indenture or a document of similar import, if any, entered into following the Closing Date, by the NIMS Issuer relating to the NIM Notes to be issued thereunder.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”:  Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Securities Administrator and the Trustee has received an Opinion of Co unsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”:  With respect to any Regular Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Notional Amount”:  With respect to any Class C Certificate, the amount designated “Initial Notional Amount” on the face thereof.

“Insurance Proceeds”:  Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not (i) to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage or (ii) Gross Subsequent Recoveries with respect to such Mortgage Loan.

“Insured NIM Notes”:  Net interest margin securities, if any, issued by the NIMS Issuer, which are backed, in whole or in part, by the cashflow on certain or all of the Class C Certificates and the Class P Certificates and insured by the NIMS Insurer, if any.

“Interest Determination Date”:  With respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Remittance Amount”:  With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans or to Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

“Junior Subordinate Certificates”:  The Class M-6 Certificates and the Class M-7 Certificates.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Gross Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“LIBOR”:  With respect to each Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the “Interest Settlement Rate” for United States dollar deposits of one-month maturity set forth by the British Bankers’ Association (the “BBA”), as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.  With respect to any Interest Determination Date, if the BBA’s Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date the Securities Administrator will obtain such rate from Reuters Monitor Money Rates Service page “LIBOR01” or Bloomberg L.P. page “BBAM.”  Alternatively, the Securities Administrator may request the principal London office of each of the Reference Banks to provide a quotation of its rate.  On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

(i)

If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiples of 0.03125%); and

(ii)

If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

The Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

“LIBOR Business Day”:  Any day on which banks in The City of London, England and New York City are open for conducting transactions in foreign currency and exchange.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 9.01 or the Servicing Agreement.  With respect to any REO Property, either of the following events:  (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to the Servicing Agreement or Section 9.01.

“Liquidation Proceeds”:  The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03 or Section 9.01 or the Servicing Agreement.

“Loan-to-Value Ratio”:  As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the (x) Principal Balance of the Mortgage Loan and the denominator of which is (y) the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Marker Rate”:  With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) multiplied by the weighted average of the Pass-Through Rates for REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7 and LT2-Q, with (A) the rates on each such REMIC 2 Regular Interest (other the REMIC 2 Regular Interest LT2-Q) subject to a floor and a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the Corresponding Certificate for such REMIC 2 Regular Interest, and (ii) the Net WAC Rate for the Corresponding Certificates as computed for federal income tax purposes, (B) the rate on REMIC 2 Regular Interest LT2-Q subject to a cap of zero for purposes of this calculation, and (C) the rates on all of the REMIC 2 Regular Interests multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period for each such REMIC 2 Regular Interest and the denominator of which is 30.

“Master Servicing Fee”:  As defined in the Servicing Agreement.

“Master Servicing Fee Rate”:  0.023% per annum.

“Maximum Cap Rate”:  For any Distribution Date, a per annum rate equal to the product of (a) the sum of (i) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Due Period and (ii) a fraction (1) the numerator of which (which may be a negative number) is (A) any Net Counterparty Payment, if any, for such Distribution Date less (B) any unpaid Swap Termination Payment payable by the Trust, including any amount remaining unpaid from prior Distribution Dates (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the Swap Agreement)), less (C) the Net Swap Payment, if any, for such Distribution Date, in each case multiplied by 12, and (2) the denominator of which is the aggrega te Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

“Maximum Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (i) Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC 2 Regular Interest LT2-Q and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-Q over (y) the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6 and LT2-M7, with the rate on each such REMIC 2 Regular Interest subject to a floor and a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the Corresponding Certificate for such REMIC 2 Regular Interest, and (ii) the Net WAC Rate for the Cor responding Certificates as computed for federal income tax purposes; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to all of the REMIC 2 Regular Interests shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Mezzanine Certificates”:  The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, and the Class M-5 Certificates.

“Minimum Mortgage Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Interest Distributable Amount”:  With respect to any Distribution Date and the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date.  With respect to the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Notional Amount of such Class immediately prior to such Distribution Date.

In all cases, the Monthly Interest Distributable Amount for any Class of Certificates shall be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such Class under Section 1.03.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:  (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Monthly Statement” has the meaning set forth in Section 4.03 hereof.

“Moody’s”:  Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest, in a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee or another Custodian pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreements”: Each of the agreements referred to in Exhibit N pursuant to which any of the Originators made representations and warranties and agreed to repurchase or substitute for Mortgage Loans as to which certain breaches of representations and warranties occurred to a Series of BICEP Series Trust, Ocwen Mortgage Asset Trust II or Funding America Mortgage Warehouse Trust, as applicable.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in REMIC 1 on such date, attached hereto as Exhibit D.  The Mortgage Loan Schedule shall be prepared by the Depositor and shall set forth the following information as of the Cut-off Date with respect to each Mortgage Loan, as applicable:

(i)

the Mortgagor’s name and the originator’s Mortgage Loan identifying number;

(ii)

the street address of the Mortgaged Property including the state and zip code;

(iii)

a code indicating whether the Mortgaged Property is owner-occupied;

(iv)

the type of Residential Dwelling constituting the Mortgaged Property;

(v)

the original months to maturity;

(vi)

the Loan-to-Value Ratio;

(vii)

the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)

the stated maturity date;

(x)

the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

(xi)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xii)

the original principal amount of the Mortgage Loan;

(xiii)

the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

(xiv)

whether such Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan, and with respect to each Adjustable Rate Mortgage Loan:  (a) the Gross Margin, (b) the Maximum Mortgage Rate, (c) the Minimum Mortgage Rate, (d) the Periodic Rate Cap for the first Adjustment Date and each subsequent Adjustment Date and (e) the next Adjustment Date immediately following the Cut-off Date;

(xv)

a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvi)

the Mortgage Rate at origination;

(xvii)

a code indicating the documentation program;

(xviii)

the Originator’s risk grade and the FICO score;

(xix)

the Origination Value of the Mortgaged Property;

(xx)

the sale price of the Mortgaged Property, if applicable;

(xxi)

[Reserved];

(xxii)

the date of origination;

(xxiii)

the stated remaining months to maturity as of the Cut-off Date;

(xxiv)

the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

(xxv)

the interest “paid to date” of the Mortgage Loan as of the Cut-off Date;

(xxvi)

[Reserved];

(xxvii)

a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

(xxviii)

the rate adjustment frequency (if such Mortgage Loan is an Adjustable Rate Mortgage Loan); and

(xxix)

the number of years or months the Prepayment Charge is in effect and the terms of such Prepayment Charge.

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date:  (1) the number of Mortgage Loans; (2) the Cut-off Date Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement.  With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”:  The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”:  With respect to each Fixed Rate Mortgage Loan, the annual rate set forth in the related Mortgage Note, as amended, modified or supplemented from time to time.  With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note.  With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of real property improved by a Residential Dwelling.

“Mortgagor”:  The obligor on a Mortgage Note.

“Net Counterparty Payment”:  With respect to any Swap Payment Date, the amount, if any, by which the Counterparty Payment exceeds the Swap Payment for such Swap Payment Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

“Net Monthly Excess Cashflow”:  With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date, (b) any Remaining Principal Distribution Amount and (c) the positive excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates, (C) the Net Swap Payment, (D) any unpaid Swap Termination Payment payable by the Trust, including any amount remaining unpaid from prior Distribution Dates (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the Swap Agreement)), and (E) the Principal Remittance A mount.

“Net Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate, the Master Servicing Fee Rate and the Program Administrator Fee Rate.

“Net Prepayment Interest Shortfall”:  With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net Swap Payment”:  With respect to any Swap Payment Date, the amount, if any, by which the Swap Payment exceeds the Counterparty Payment on such Swap Payment Date.

“Net WAC Rate”:  For any Distribution Date is a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Due Period over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) any unpaid Swap Termination Payment, including any amount remaining unpaid from prior Distribution Dates (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the Swap Agreement)), and (B) the Net Swap Payment, if any, for such Distribution Date, in each case multiplied by 12, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period mult iplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

The Net WAC Rate determined for federal income tax purposes may differ from the Net WAC Rate.  In particular, the Net WAC Rate for federal income tax purposes will not be reduced by the amount of any Swap Termination Payment.  The treatment of differences between the Net WAC Rate and the Rate determined for federal income tax purposes is provided in Section 10.01(l).

“Net WAC Rate Carryover Amount”:  With respect to the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and any Distribution Date the sum of (i) the positive excess, if any, of (A) the amount of interest that would have been distributable to such Class of Certificates on such Distribution Date if the Pass-Through Rate for such Class of Certificates for such Distribution Date were calculated at the related Formula Rate over (B) the amount of interest distributable on such Class of Certificates at the related Net WAC Rate for such Distribution Date and (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for the most recently ended Accr ual Period.

“New Lease”:  Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“NIM Notes”:  The Insured NIM Notes and the Other NIM Notes.

“NIMS Insurer”:  A Person, or any of its successors that shall be the insurer under an insurance policy insuring certain payments on Insured NIM Notes, if any, provided, however, upon the occurrence of certain events (as set forth in the Indenture and/or any other agreement among such Person, the NIMS Issuer, the Servicer, the Trustee, the Securities Administrator and/or other Persons), the NIMS Insurer shall be the Person designated in the Indenture or such other agreement.  If none of the net interest margin securities have been issued by the NIMS Issuer, that are insured by an insurance policy, there shall be no NIMS Insurer under this Agreement, all references to the NIMS Insurer or Insured NIM Notes in this agreement are for administrative convenience only, shall be completely disregarded and no Person shall have any rights of the NIMS In surer under this Agreement.

“NIMS Insurer Default”:  The existence and continuation of any default by the NIMS Insurer (including a failure by the NIMS Insurer to make a payment) under an insurance policy or policies issued in connection with the Indenture.

“NIMS Issuer”:  One or more Affiliates of the Depositor and/or one or more entities sponsored by an Affiliate of the Depositor.

“Nonrecoverable Advance”:  Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or the Master Servicer, as applicable, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”:  With respect to the Class C Certificates, immediately prior to any Distribution Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer, reasonably acceptable to the Trustee or the Securities Administrator, as applicable, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”:  The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund as of the last day of the related Due Period is equal to or less than 10% of the Cut-off Date Principal Balance of the Closing Date Mortgage Loans.

“Original Class Certificate Principal Balance”:  With respect to the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class P Certificates, the corresponding Certificate Principal Balance on the Closing Date.  With respect to the Class C Certificates, the Notional Amount on the Closing Date.

“Origination Value”:  With respect to any Mortgaged Property, the lesser of (i) the Appraised Value thereof and (ii) the value thereof as determined and assigned at origination by a review appraisal conducted by the Seller.

“Other NIM Notes”:  Net Interest Margin Securities, if any, issued by the NIMS Issuer, which are backed, in whole or in part, by the cashflow on certain Class C Certificates and the Class P Certificates and not insured by any NIMS Insurer.

“Overcollateralization Deficiency Amount”:  With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Overcollateralization Floor”:  0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Overcollateralization Target Amount”:  With respect to any Distribution Date (i) prior to the Stepdown Date, 3.05% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immedi ately preceding Distribution Date.

“Overcollateralized Amount”:  With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Uncertificated Principal Balance of the Class P Interest as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date, other than distributions of the Extra Principal Distribution Amount, if any).

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates for any Distribution Date (other than the first Distribution Date), the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

For federal income tax purposes, the Pass-Through Rate for any Certificate (other than the Class C Certificates, Class P Certificates and Class R Certificates) will never exceed the Net WAC Rate for such Certificate, as such Net WAC Rate is determined for federal income tax purposes.  Amounts (other than principal) paid on the Certificates (other than the Class C Certificates, Class P Certificates and Class R Certificates) in excess of the Net WAC Rate as determined for federal income tax purposes shall be treated as paid outside of any REMIC.  Any payment from the Certificates (other than the Class P Certificates, the Class C Certificates and the Residual Certificates) of a Class C Shortfall as described in Section 10.01(l) shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their interests in the REMIC 3 and as having been paid by such beneficial owners to the Supplemental Interest Account pursuant to a notional principal contract, as described in Section 10.01(l).

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (K) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7 and LT2-Q.  For purposes of calculating the Pass-Through Rate for the Class C Interest, the numerator is equal to the sum of the following components:

(A)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 3 Regular Interest LT2-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A1;

(B)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A2;

(C)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A3;

(D)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-M1;

(E)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-M2;

(F)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-M3;

(G)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-M4;

(H)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-M5;

(I)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-M6;

(J)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-M7; and

(K)

the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-Q minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-Q.

“Percentage Interest”:  With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class.  With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, with respect to each Class referred to in this paragraph, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”:  With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the NIMS Insurer, if any, the Trustee, the Securities Administrator or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer, if any, or the Securities Administrator serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Securities Administrator or its agents acting in their commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available ra ting category of Fitch, Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, rated A-1+ by S&P and rated A2 or higher by Moody’s;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency rating such paper in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from the Rating Agencies (if so rated by such Rating Agency) or which have been designated in writing by the Rating Agencies as Permitted Investments; and

(vii)

if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

The Securities Administrator or its Affiliates are permitted to receive additional compensation (such compensation shall not be an expense of the Trust or constitute an Extraordinary Trust Fund Expense) that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

“Permitted Transferee”:  Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”:  Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Prepayment Assumption”:  The pricing prepayment assumption as described in the Prospectus Supplement.

“Prepayment Charge”:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”:  As of the Cut-off Date, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

(i)

the Mortgage Loan identifying number;

(ii)

a code indicating the type of Prepayment Charge;

(iii)

the state of origination of the related Mortgage Loan;

(iv)

the date on which the first monthly payment was due on the related Mortgage Loan;

(v)

the term of the related Prepayment Charge; and

(vi)

the principal balance of the related Mortgage Loan as of the Cut-off Date.

The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Servicer to the NIMS Insurer, if any, and the Securities Administrator.

“Prepayment Interest Excess”:  With respect to any Distribution Date, for each Mortgage Loan for which a Principal Prepayment in full is applied on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, the amount of interest collected on such Principal Prepayment in full at the applicable Net Mortgage Rate from the first day of the month in which such Distribution Date occurs through the day on which such Principal Prepayment is applied.

“Prepayment Interest Shortfall”:  With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the lesser of (i) the number of days commencing on the date on which the prepayment is applied and ending on the last day of the month in which such Principal Prepayment is applied and (ii) 30 days.  The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.03 of the Servicing Agreement.  For avoida nce of doubt, no Prepayment Interest Shortfalls shall exist with respect to Principal Prepayments in full which are applied during the period from the first through the 14th day of the month of the related Distribution Date.

“Prepayment Period”:  With respect to any Distribution Date, (i) the period from the 15th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) through the 14th day of the month in which such Distribution Date occurs, inclusive, for purposes of Principal Prepayments in full; and (ii) the calendar month immediately preceding the calendar month in which such Distribution Date occurs, for any other purpose.  Except for purposes of calculating Prepayment Interest Excess, Principal Prepayments made during the calendar month immediately preceding the Cut-off Date and received by the Servicer shall be deemed to be received after the Cut-off Date and during the Prepayment Period related to the first Distribution Date.

“Prime Rate”:  The prime rate of United States money center commercial banks as published in The Wall Street Journal.

“Principal Balance”:  As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan shall equal the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Distribution Amount”:  With respect to any Distribution Date, the sum of (i) (x) the Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date, and (ii) the Extra Principal Distribution Amount for such Distribution Date.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”:  With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Gross Subsequent Recoveries received during the related Prepayment Period with respect to the Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Mortgage Loans, minus any fees owed to the Program Administrator for that Distribution Date to the extent not previously paid from interest collections on the Mortgage Loans.

“Program Administrator”: BancCap Advisors, LLC, a Delaware limited liability company, or any successor in interest.

“Program Administrator Fee”:  With respect to each Mortgage Loan and for any calendar month, an amount equal to the greater of (i) $833 per month and (ii) one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Program Administrator Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

“Program Administrator Fee Rate”:  0.050% per annum or if the Program Administrator Fee is equal to $833 per month, a percentage equal to $10,000 divided by the aggregate Stated Principal Balance of the Mortgage Loans for that month.

“Prospectus Supplement”:  That certain Prospectus Supplement dated April 6, 2006 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or Section 9.01 or the Servicing Agreement, and as confirmed by an Officers’ Certificate from the Servicer to the Securities Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interes t on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of suc h Mortgage Loan or REO Property pursuant to the Servicing Agreement in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMS Insurer, if any, the Servicer or the Securities Administrator in respect of the breach or defect giving rise to the purchase obligation and (v) in the case of a Mortgage Loan required to be repurchased pursuant to Section 2.03 because such Mortgage Loan is in breach of any representation and warranty relating to predatory lending or high-cost loans in the related Mortgage Loan Purchase Agreement or Assignment, Assumption and Recognition Agreement, any additional costs or damages in excess of the amounts to be paid pursuant to clauses (i) through (iv) above (including attorney’s fees) incurred by the Trust as a result of the Trust’s status as an assignee or purchaser of such Mortgage Loans.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5.00% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (ii i) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not greater than the Maximum Mortgage Rate on the Deleted Mortgage Loan and have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current (with no contractual delinquencies outstanding) as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Del eted Mortgage Loan as of such date, (ix) have a risk grading determined by the related Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x) have been underwritten or reunderwritten by the related Originator in accordance with the same or, as determined by the related Originator, more favorable, underwriting guidelines as the Deleted Mortgage Loan, (xi) Reserved, (xii) be secured by the same property type as the Deleted Mortgage Loan, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) Reserved, and (xv) conform to each representation and warranty set forth in the related Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses (ii) through (v) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency or Rating Agencies”:  Moody’s, Fitch and S&P or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and the Servicer.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds in respect of such Mortgage Loan.

“Record Date”:  With respect to (i) the Class C Certificates, the Class P Certificates, the Residual Certificates and any Definitive Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date) and (ii) with respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class A Certificate, a Mezzanine Certificate or a Junior Subordinate Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the Close of Business on the last Busi ness Day of the calendar month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date).

“Recording Documents”:  As defined in Section 2.01 hereof.

“Reference Banks”:  Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, a Seller or the Servicer or any affiliate thereof and (iii) which have been designated as such by the Securities Administrator with the consent of the NIMS Insurer, if any; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Securities Administrator with the consent of the NIMS Insurer, if any, which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Refinanced Mortgage Loan”:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificates”:  The Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates, the Class C Certificates and the Class P Certificates.

“Regulation AB”:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria” means the Servicing Criteria applicable to the various parties, as set forth on Exhibit Q  attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Servicer or the Program Administrator, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”:  The Servicemembers’ Civil Relief Act of 2003 or similar state or local law.

“Relief Act Interest Shortfall”:  With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“Remaining Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the Principal Distribution Amount remaining after the distributions set forth in Section 4.01(c)(i) through (iii).

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”:  The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of:  (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement (including any security interest created thereby), and (v) the Collect ion Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.  Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund, the Supplemental Interest Account and the Servicer Prepayment Charge Payment Amounts.

“REMIC 1 Regular Interest”:  Any of the 83 separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a “regular interest” in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2”:  The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 2 Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a “regular interest” in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC 2 Regular Interest LT2-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 2 Regular Interests: REMIC 2 Regular Interest LT2-A1, REMIC 2 Regular Interest LT2-A2, REMIC 2 Regular Interest LT2-A3, REMIC 2 Regular Interest LT2-M1, REMIC 2 Regular Interest LT2-M2, REMIC 2 Regular Interest LT2-M3, REMIC 2 Re gular Interest LT2-M4, REMIC 2 Regular Interest LT2-M5, REMIC 2 Regular Interest LT2-M6, REMIC 2 Regular Interest LT2-M7, REMIC 2 Regular Interest LT2-Q and REMIC 2 Regular Interest LT2-IO.

“REMIC 3”:  The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class P Certificates) and the Class R Certificateholders, as holders of the Class R Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 3 Regular Interests”:  The Senior Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates, the Class C Certificates and the Class P Certificates.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interests”:  The REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the REMIC 3 Regular Interests.

“Remittance Report”:  A report prepared by the Servicer and delivered to the NIMS Insurer, if any, the Master Servicer and the Securities Administrator pursuant to Section 4.02 of the Servicing Agreement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicin g Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in the Servicing Agreement.

“Replacement Payment”:  As defined in the Servicing Agreement hereof.

“Reportable Event” has the meaning set forth in Section 4.08.

“Reporting Servicer” has the meaning set forth in Section 4.08.

“Request for Release”:  A release signed by a Servicing Representative, in the form of Exhibit G-1 to the Custodial Agreement

“Reserve Fund”:  The reserve fund established pursuant to Section 3.07.

“Reserve Interest Rate”:  With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which banks in New York City selected by the Securities Administrator with the consent of the NIMS Insurer, if any, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Securities A dministrator with the consent of the NIMS Insurer, if any, are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”:  Any one of the following:  (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project or a Freddie Mac eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificates”:  The Class R Certificates.

“Residual Interest”:  The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Residual NIM Holder”:  As defined Section 3.05(a) herein.

“Responsible Officer”:  When used with respect to the Securities Administrator, any managing director, director, associate, principal, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.  When used with respect to the Trustee, any officer assigned to the corporate trust office of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of th e above designated officers and having direct responsibility for the administration of this Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: means a written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

“S&P”:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Securities Act”: means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Administrator”:  Wells Fargo Bank, N.A., a national banking association, or its successor in interest, or any successor Securities Administrator appointed as herein provided.

“Sellers”:  BICEP Owner Trust, a Delaware trust, or its successor in interest, in its capacity as seller under the related Mortgage Loan Purchase Agreement and BICEP Owner Trust II, a Delaware trust, or its successor in interest, in its capacity as seller under the related Mortgage Loan Purchase Agreement.

“Senior Certificates”:  The Class A1 Certificates, the Class A2 Certificates and the Class A3 Certificates.

“Senior Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 51.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B ) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Servicer”:  Ocwen Loan Servicing, LLC, a Delaware limited liability company, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

“Servicer Event of Default”:  One or more of the events described in Section 8.01 of the Servicing Agreement.

“Servicer Prepayment Charge Payment Amount”:  The amounts (i) payable by the Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in Section 3.21 of the Servicing Agreement or (ii) collected from the Seller in respect of a remedy for the breach of the representation and warranty made by the Seller set forth in Section 3.21 of the Servicing Agreement.

“Servicer Remittance Date”:  With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following the 18th day) of the month in which such Distribution Date occurs.

“Servicing Agreement”:  The agreement among the Servicer, the Master Servicer, the Sellers, the Securities Administrator, the Program Administrator and the Trustee, regarding the servicing of the Mortgage Loans.

“Servicing Advances”:  As defined in the Servicing Agreement.

“Servicing Criteria” means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”:  As defined in the Servicing Agreement.

“Servicing Fee Rate”:  0.50% per annum.

“Servicing Function Participant” means any Sub-Servicer or Subcontractor of the Servicer, the Program Administrator, the Master Servicer, the Custodian or the Securities Administrator, respectively, that is determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

“Servicing Representative”:  Any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing representatives furnished by the Servicer to the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Startup Day”:  As defined in Section 10.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan:  (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the related Cut-off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer or Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insu rance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero.  With respect to any REO Property:  (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Pr incipal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”:  The earlier of (a) the later of (i) the Distribution Date in April 2009 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period but prior to distribution of the Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 48.60% and (b) the date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer (or a Sub-Servicer of any Servicer), the Program Administrator, the Master Servicer, the Custodian or the Securities Administrator.

“Sub-Servicer” means any Person that services Mortgage Loans on behalf of the Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

“Sub-Custodial Account”:  An account or accounts established by a Sub-Servicer which meets the requirements set forth in the Servicing Agreement and is otherwise acceptable to the applicable Servicer.

“Sub-Servicing Agreement”:  The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in the Servicing Agreement.

“Subsequent Recoveries”:  The Gross Subsequent Recoveries net of amounts payable or reimbursable to the Servicer or Master Servicer for related (i) Advances, (ii) Servicing Advances and (iii) Servicing Fees.

“Substitution Adjustments”:  As defined in Section 2.03(d) hereof.

“Supplemental Interest Account”:  As defined in Section 4.09(a) hereof.

“Swap Agreement”:  The swap agreement consisting of a 1992 ISDA Master Agreement (Multicurrency Border) and a schedule dated as of the Closing Date and a 1994 ISDA Credit Support Annex (Bilateral Form New York Law) and the related confirmation thereto, between the Securities Administrator on behalf of the Trust Fund and the Swap Counterparty, attached as Exhibit B hereto, as such agreement may be amended and supplemented in accordance with its terms.

“Swap Counterparty”:  Credit Suisse International, or any successor in interest thereto in accordance with the Swap Agreement.

“Swap Default”:  The effective designation of an Early Termination Date in respect of the Swap Agreement following the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

“Swap Event of Default”:  An “Event of Default” as such term is defined in the Swap Agreement.

“Swap LIBOR”: USD-LIBOR-BBA, as defined in the Swap Agreement in the Annex to the 2000 ISDA Definitions.

“Swap Notional Amount”:  With respect to any Swap Payment Date is the amount set forth on Schedule II attached hereto with respect to such Swap Payment Date.

“Swap Payment”:  With respect to each Distribution Date, an amount equal to the product of (a) the Swap Rate, (b) the Swap Notional Amount and (c) a fraction, the numerator of which is 30 and the denominator of which 360.

“Swap Payment Date”: is one “Business Day” (as defined in the Swap Agreement) prior to the related Distribution Date.

“Swap Rate”:  5.277%.

“Swap Termination Payment”:  Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Trust to the Supplemental Interest Account for payment to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Account for payment to the Trust, as applicable, pursuant to the terms of the Swap Agreement.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Securities Administrator on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”:  The display designated as page “3750” on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Event”:  As defined in the Swap Agreement.

“Termination Price”:  As defined in Section 9.01(a) hereof.

“Terminator”:  As defined in Section 9.01.

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event has occurred with respect to a Distribution Date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event has occurred with respect to such Distribution Date.

“Trust”:  BASIC Asset Backed Securities Trust 2006-1, the New York common law trust created hereunder.

“Trust Fund”:  All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, the Reserve Fund, the Supplemental Interest Account, any Servicer Prepayment Charge Payment Amounts and the Trust’s rights under the Swap Agreement.

“Trust REMIC”:  Any of REMIC 1, REMIC 2, and/or REMIC 3.

“Trustee”:  U.S. Bank National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Accrued Interest”:  With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest.  In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such REMIC Regular Interests pursuant to Section 1.03.

“Uncertificated Pass-Through Rate”:  The Uncertificated REMIC 1 Pass-Through Rate and the Uncertificated REMIC 2 Pass-Through Rate.

“Uncertificated Notional Amount”: With respect to REMIC 2 Regular Interest LT2-IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “F” listed below:

Distribution Date	REMIC 1 Regular Interests
4	LT1-F1 through LT1-F41
5	LT1-F2 through LT1-F41
6	LT1-F3 through LT1-F41
7	LT1-F4 through LT1-F41
8	LT1-F5 through LT1-F41
9	LT1-F6 through LT1-F41
10	LT1-F7 through LT1-F41
11	LT1-F8 through LT1-F41
12	LT1-F9 through LT1-F41
13	LT1-F10 through LT1-F41
14	LT1-F11 through LT1-F41
15	LT1-F12 through LT1-F41
16	LT1-F13 through LT1-F41
17	LT1-F14 through LT1-F41
18	LT1-F15 through LT1-F41
19	LT1-F16 through LT1-F41
20	LT1-F17 through LT1-F41
21	LT1-F18 through LT1-F41
22	LT1-F19 through LT1-F41
23	LT1-F20 through LT1-F41
24	LT1-F21 through LT1-F41
25	LT1-F22 through LT1-F41
26	LT1-F23 through LT1-F41
27	LT1-F24 through LT1-F41
28	LT1-F25 through LT1-F41
29	LT1-F26 through LT1-F41
30	LT1-F27 through LT1-F41
31	LT1-F28 through LT1-F41
32	LT1-F29 through LT1-F41
33	LT1-F30 through LT1-F41
34	LT1-F31 through LT1-F41
35	LT1-F32 through LT1-F41
36	LT1-F33 through LT1-F41
37	LT1-F34 through LT1-F41
38	LT1-F35 through LT1-F41
39	LT1-F36 through LT1-F41
40	LT1-F37 through LT1-F41
41	LT1-F38 through LT1-F41
42	LT1-F39 through LT1-F41
43	LT1-F40 through LT1-F41
44	LT1-F41
thereafter	$0.00

“Uncertificated Principal Balance”:  With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance.  On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.05 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses and increased by Subsequent Recoveries as provided in Section 4.06, and the Uncertificated Pr incipal Balance of REMIC 2 Regular Interest LT2-Q shall be increased by interest deferrals as provided in Section 4.05.  The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to REMIC 1 Regular Interest LT1-A, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans.  With respect to each REMIC 1 Regular Interest ending with the designation “F”, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of two times the Swap Rate. With respect to each REMIC 1 Regular Interest ending with the designation “V”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans over (ii) two multiplied by the Swap Rate and (y) 0.00%.

“Uncertificated REMIC 2 Pass-Through Rate”:  With respect to REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, and LT2-Q, a per annum rate (but not less than zero) equal to the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for the REMIC 1 Regular Interests for such Distribution Date, weighted on the basis of the Uncertificated Balances of each such REMIC 1 Regular Interest for each such Distribution Date; provided that for any Distribution Date on which the REMIC 2 Regular Interest LT2-IO is entitled to a portion of the interest accruals on a REMIC 1 Regular Interest included in the definition of “Uncertificated Notional Amount” for such Distribution Date, such weighted average shall be computed by first subjecting the rate on any such REMIC 1 Regular Inter est to a cap equal to two multiplied by Swap LIBOR.

With respect to REMIC 2 Regular Interest LT2-IO, and (i) the 1st Distribution Date through the 3rd Distribution Date, 0.00%, (ii) the 4th Distribution Date through the 44th Distribution Date, the excess of (x) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests including the designation “F”, over (y) 2 multiplied by Swap LIBOR, and (iii) thereafter, 0.00%.

“Undercollateralized Amount”:  With respect to any Distribution Date, the amount, if any, by which (i) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Uncertificated Principal Balance of the Class P Interest as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Underwriter’s Exemption”:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.13 of the Servicing Agreement.

“United States Person” or “U.S. Person”:  (i) A citizen or resident of the United States; (ii) a corporation, partnership or other entity classified as a corporation or partnership for United States federal income tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of the Residual Certificates, no partnership or other entity treated as a partnership shall be treated as a United States Person unless all persons that own an interest in such partnership or other entity, either directly or through any entity that is not a corporation for United States federal income tax purposes, are required by the applicable operative agreement to be United States Persons; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996, was treated as a United States Person on August 19, 1996, and made a valid election to continue to be treated as a United States Person.  The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”:  With respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class of Certificates for the related Accrual Period.

“Value”:  With respect to any Mortgaged Property, the lesser of (i) the Origination Value thereof and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is the Origination Value thereof.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights.  The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders’ respective Percentage Interest; provided, however, that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders’ respective Percentage Interests in the Certificates of such Class.

Section 1.02

Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account, such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03

Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class C Interest for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to the Class C Certificates to the extent of one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest, and then among the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass-Through Rate on the respective Certificate Princip al Balance of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the REMIC 2 Regular Interests on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the REMIC 1 Regular Interests on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

Section 1.04

Rights of the NIMS Insurer.

(a)

Each of the rights of the NIMS Insurer, if any, set forth in this Agreement shall exist so long as the Insured NIM Notes remain outstanding; provided, however, the NIMS Insurer shall not have any rights hereunder (except as provided in Section 9.01) so long as any NIMS Insurer Default is continuing.

(b)

Notwithstanding anything to the contrary anywhere in this Agreement, all rights and benefits of the NIMS Insurer, if any, hereunder shall permanently terminate upon such time as the Insured NIM Notes shall no longer be outstanding.

Section 1.05

Protection of the Assets

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to: (i) borrow money or issue debt; (ii) merge with another entity, reorganize, liquidate or sell assets; or (iii) engage in any other business or activities.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01

Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the Depositor’s rights under the Mortgage Loan Purchase Agreements, the Depositor’s rights under the Assignment, Assumption and Recognition Agreements, the Depositor’s rights under the all other assets included or to be included in REMIC 1, and the rights of the Depositor under the Swap Agreement.  Such assignment includes all scheduled payments on the Mortgage Loans due after the Cut-off Date and all unscheduled collections in respect of the Mortgage Lo ans received after the Cut-off Date (other than the portion of such collections due on or prior to the Cut-off Date).  The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreements.  On or prior to the Closing Date, the Securities Administrator shall execute the Swap Agreement behalf of the Trust and the Depositor hereby directs the Securities Administrator to do so.  In addition, on or prior to the Closing Date, the Trustee shall execute the Assignment, Assumption and Recognition Agreements and the Depositor hereby directs the Trustee to do so.

If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian on behalf of the Trustee, as custodian (in which capacity it will, unless otherwise specified, be acting under this Article II) the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a “Mortgage File”):

(a)

the original Mortgage Note, endorsed in blank or in the following form:  “Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

(b)

the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(c)

an original Assignment in blank;

(d)

the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

(e)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(f)

the original lender’s title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

The Sellers, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the related Seller and the Trustee), following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form:  “U.S. Bank National Association, as Trustee under applicable agreement, without recourse.” In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the related Seller shall promptly prepare or cause t o be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  Notwithstanding the foregoing, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each Rating Agency does not require recordation in order for such Rating Agency to assign the initial ratings to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates and the Other NIM Notes and the initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer, if any; provided, however, each Assignment shall be submitted for recording by the related Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of:  (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a bankruptcy, insolvency or foreclosure relating to such Seller, and (iii)  with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Notwithstanding the foregoing, if the related Seller is unable to pay the cost of recording the Assignments, such expense shall be paid by Custodian pursuant to the Custodial Agreement and shall be reimbursable as an Extraordinary Trust Fund Expense.

If any of the documents referred to in Sections 2.01(b), (c), (d) or (e) above (collectively, the “Recording Documents”) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller, to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Custodian of a copy of each such Recording Document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Custodian promptly upon receipt thereof, and in an y event no later than one year after the Closing Date, of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original.  In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Custodian within one year after the Closing Date, the related Seller shall deliver to the Custodian within such time period an Officer’s Certificate stating the date by which such Seller expects to receive such Recording Documents from the applicable recording office.  In the event that Recording Documents have still not been received by the Seller, and delivered to the Custodian by the date specified in its previous Officer’s Certificate delivered to the Custodian, the related Seller, shall deliver to the Custodian by such date an additional Officer’s Certificate stating a revised date by which the Seller, expects to receive the applicable Recording Documents.  This procedure shall be repeated until the Recording Documents have been received by the related Seller, and delivered to the Custodian.  If the original lender’s title insurance policy was not delivered pursuant to Section 2.01(f) above, the related Seller shall deliver or cause to be delivered to the Custodian promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender’s title insurance policy.  Each Seller shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any related Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Custodian are and shall be held by or on behalf of the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the related Seller.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) the Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Seller that no Mortgage Loan is a “high-cost” or “predatory” loan under any state or local law or regulation applicable to the originator), and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Seller that no Qualified Substitute Mortgage Loan is a “high cost” or “predatory” loan under any state or local law or regulation applicable to the originator).  It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, a “High Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100), or a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 through 24-9-9) or a “High Cost Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 (Mass. Gen. Laws Ch. 183C. §§1 et seq.).

The parties hereto acknowledge and agree that it is the  policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without  limitation,  all representations and warranties relating to predatory lending or high-cost loans in any of the Mortgage Loan Purchase Agreements.  The Trust's fiscal year is the calendar year.

Section 2.02

Acceptance of REMIC 1 by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above (by the Custodian) and all other assets included in the definition of “REMIC 1” under clauses (i), (iii), (iv) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold all such assets and such other assets included in the definition of “REMIC 1” in trust for the exclusive use and benefit of all present and future Certificateholders.

Within 180 days of this Agreement, pursuant to the Custodial Agreement the Custodian shall deliver to the Trustee, the Securities Administrator, the NIMS Insurer, if any, the Depositor and the Servicer, a final certification in the form annexed as Exhibit H-2 to the Custodial Agreement evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian shall notify the Depositor, the related Seller, the NIMS Insurer, if any, and the Servicer.  In addition, upon the discovery by the Depositor, the Servicer, the Trustee or the Securities Administrator of a breach of any of the representations and warranties made by the related Originator in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give pr ompt written notice to the other parties.

Section 2.03

Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for
                        Breaches by Depositor or Servicer; Remedies for Breaches Relating to
                        Prepayment Charges.

(a)

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the related Originator of any representation, warranty or covenant under the related Assignment, Assumption and Recognition Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders)-, the Trustee shall promptly notify the Depositor, the related Originator, the Guarantor, the NIMS Insurer, if any, the Securities Administrator and the Servicer of such defect, missing document or breach and request that such Originator deliver such missing document or cure such defect or breach within 90 days from the date such Originator was notified of such missing document, defect or breach (except as described in Section 2.03(e)), a nd if the related Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Securities Administrator shall enforce the obligations of each Originator under the related Assignment, Assumption and Agreement to repurchase such Mortgage Loan from REMIC 1 at the Purchase Price within 90 days after the date on which the Originator was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the related Originator is obligated to do so under the Assignment, Assumption and Recognition Agreement.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Custodial Account, and the Custodian, upon receipt of written certification from the Servicer of such deposit, shall release to the related Originator the related Mortgage File, and the Trustee or the Custodian on behalf of the Trustee, as applicable, shall execute and deliver such instruments of transfer or ass ignment, in each case without recourse, as the related Originator shall furnish to it and as shall be necessary to vest in such Originator any Mortgage Loan released pursuant hereto, and neither the Trustee nor any Custodian shall have any further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the related Assignment, Assumption and Recognition Agreement, the related Originator may cause such Mortgage Loan to be removed from REMIC 1 (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  It is understood and agreed that the obligation of each Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Certificateholders, the Trustee on behalf of the Certificateholders and the NIMS Insurer, if any.

(b)

Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.05 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall cure such breach in all material respects.

(c)

To the extent that the related Originator does not complete payment or perform pursuant to this Section 2.03, the Trustee shall require the Guarantor, pursuant to the Guaranty to perform or pay when and as if it were such Originator. To the extent the Guarantor performs the obligation of any Originator pursuant to the Guaranty, the Guarantor shall be subrogated to the rights of the Trustee to pursue any rights or remedies against such Originator.

(d)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC 1.

As to any Deleted Mortgage Loan for which an Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the related Originator (or Guarantor, as applicable) delivering to the Custodian, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustments (as described below), if any, in connection with such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC 1 and will be retained b y the related Originator.  For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and such Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Trustee shall give or cause to be given written notice to the NIMS Insurer, if any, and the Certificateholders that such substitution has taken place, and the Servicer shall amend or cause to be amended the Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to the NIMS Insurer, if any, the Securities Administrator and the Trustee.  Upon such substitutio n, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the related Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the related Mortgage Loan Purchase Agreement as of the date of substitution.

For any month in which an Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amounts (the “Substitution Adjustments”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of the Stated Principal Balance of the Qualified Substitute Mortgage Loans as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances with respect to such Deleted Mortgage Loan.  On the date of such substitution, the Trustee will cause the related Originator to deliver to the Servicer for deposit in the Collection Account an amount equal to the sum of Substitution Adjustments, if any (which for federal income tax purposes will be treated as payment for the repurchase of that portion of the Deleted Mortgage Loans), and the Custodian upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the related Originator the related Mortgage File or Files and the Custodian shall execute and deliver such instruments of transfer or assignment, without recourse, as such Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Securities Administrator shall cause the related Originator to obtain at its own expense and deliver to the NIMS Insurer, if any, the Securities Administrator and the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on  REMIC 1, created hereunder, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on contributions after the startup day under Section 860G(d)(1) of the Code, or (b) any Trust REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(e)

Upon discovery by the Depositor, the Securities Administrator, the Trustee or the Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the related Originator shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) and Section 2.03(d).  The Trustee shall reconvey to the related Originator the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.04

Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, the  consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Sellers shall maintain in their possession, available for the Trustee’s and Securities Administrator’s inspection, and shall deliver to the Trustee and Securities Administrator upon demand, evidence of compliance with all such r equirements.

Section 2.05

Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee and the Securities Administrator, for the benefit of the NIMS Insurer, if any, and the Certificateholders, and to the Servicer, that as of the Closing Date or as of such date specifically provided herein:

(i)

Each of this Agreement and the Mortgage Loan Purchase Agreements constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.  Immediately prior to the novation of the Swap Agreement to the Securities Administrator on behalf of the Trust, the Depositor had good title to, and was the sole legal and beneficial owner of the Swap Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Depositor, and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same.  Upon the novation of th e Swap Agreement to the Securities Administrator on behalf of the Trust as contemplated herein, the Securities Administrator on behalf of the Trust will receive the Swap Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Depositor;

(iii)

As of the Closing Date, the Depositor has transferred all of its right, title and interest in the Mortgage Loans to the Trustee and the Swap Agreement to the Securities Administrator on behalf of the Trust;

(iv)

The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans.  The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

(v)

The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

The execution, delivery and performance of this Agreement and the Mortgage Loan Purchase Agreements by the Depositor, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or govern mental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement or the Mortgage Loan Purchase Agreements);

(viii)

No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreements, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or blue sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreements;

(ix)

There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject:  (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreements or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreements, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obl igations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreements; and

(x)

The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Depositor the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto other than the Depositor, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.06

Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the written order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.07

Reserved.

Section 2.08

Conveyance of REMIC Regular Interests and Acceptance of REMICs by the Trustee; Issuance of Certificates.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of REMIC 3, as the holder of the REMIC 2 Regular Interest, and the holder of the Class R-2 Interest.  The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC 3, as the holder of the REMIC 2 Regular Interests, and the holder of the Class R-2 Interest.  The interests evidenced by the Class R-2 Interest and the REMIC 2 Regular Interests constitute the entire beneficial ownership interest in REMIC 2.

(b)

In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, the Trustee has delivered to or upon the order of the Depositor, the REMIC 2 Regular Interests (which are uncertificated) evidencing (together with the Class R-2 Interest) the entire beneficial ownership interest in REMIC 2.

(c)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the Certificates and the Class R-3 Interest.  The Trustee acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates  and the Class R-3 Interest.  The interests evidenced by the Class R-3 Interest, the Regular Certificates, and the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

(d)

In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-3 Interest and the REMIC 3 Regular Interests) the entire beneficial ownership interest in REMIC 3.

(e)

Concurrently with the assignments and deliveries to the Trustee and the acceptances by the Trustee, pursuant to Section 2.01, Section 2.02 and this Section 2.08, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

ARTICLE III

ACCOUNTS AND MANAGEMENT

Section 3.01

Distribution Account

On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more segregated accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Securities Administrator and the Certificateholders.  The Distribution Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement; provided, however, that so long as the Master Servicer and the Securities Administrator are the same entity, the Distribution Account may be a sub-account of the Custodial Account.  On behalf of the Trust Fund, the Master Servicer shall deliver to the Securities Administrator in immediately available funds for deposit on the same day in the Distribution Account on or before 3:00 p.m. New York time (i) on the Business Day prior to the Distribution Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected by the Servicer in connection with any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amounts then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to the Servicing Agreement and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii)  of the definition of “Eligible Account.”  If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to itself, the Depositor, the Servicer, the Trustee, the Securities Administrator, the Seller or any Sub-Servicer pursuant to Section 3A.13 and shall pay such amounts to the Persons entitled thereto.  In order to comply with its duties under the U.S.A. Patriot Act, the Securities Administrator shall obtain and verify certain information and documentation from certain parties hereto, including, but not limited to, each party’s name, address, and other identifying information.

(a)

Funds in the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.04.  The Securities Administrator shall give notice to the Servicer, the Trustee, the NIMS Insurer, if any, the Depositor and the Rating Agencies of the location of the Distribution Account when established and prior to any change thereof.

(b)

In the event the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw, and the Securities Administrator shall withdraw, such amount from the Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding.

Section 3.02

Deposits to the Distribution Account

(a)

The Securities Administrator shall from time to time deposit in the Distribution Account:

(i)

any Advances, as required pursuant to the Servicing Agreement, unless delivered directly to the Securities Administrator by an Advancing Person;

(ii)

any amounts required to be deposited pursuant to Section 3.03 of the Servicing Agreement in connection with any REO Property;

(iii)

any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section  9.01; and

(iv)

any amounts required to be deposited pursuant to Section 3.03 of the Servicing Agreement in connection with any Prepayment Interest Shortfalls.

Section 3.03

Withdrawals from the Distribution Account.

The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)

to make distributions to Certificateholders and the Swap Counterparty and for deposit into the Reserve Fund and the Supplemental Interest Account;

(ii)

to pay any amounts to which it is entitled pursuant to Section 7.04, to pay the Trustee any amounts to which it is entitled pursuant to Section 8.05 or to pay any other Extraordinary Trust Fund Expenses;

(iii)

to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.04(c);

(iv)

to reimburse itself pursuant to the Servicing Agreement or pursuant to Section 7.04 to the extent such amounts were not reimbursed by the Servicer;

(v)

to pay any amounts in respect of taxes pursuant to Section 10.01(g);

(vi)

to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.01(d);

(vii)

to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to the Servicing Agreement; and

(viii)

to clear and terminate the Distribution Account pursuant to Section 9.01.

Section 3.04

Investment of Funds in Distribution Account.

(a)

The Securities Administrator, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.04, the Distribution Account is also an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or any of its Affiliates is the obligor thereon.  All such Permi tted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator (in its capacity as such), or in the name of a nominee of the Securities Administrator.  The Securities Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator or its nominee.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator shall:

In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator shall:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder promptly upon actual notice by a Responsible Officer of the Securities Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(c)

All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Securities Administrator shall be for the benefit of the Securities Administrator and shall be subject to its withdrawal at any time.  The Securities Administrator shall deposit in the Distribution Account, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator may, and subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.05

Repurchase of Delinquent Loans and REO Property

(a)

The Servicer may at its option purchase from REMIC 1 any Mortgage Loan or related REO Property that is 90 days or more delinquent or that has been otherwise in default for 90 days or more, which such Holder determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Securities Administrator prior to purchase), at a price equal to the Purchase Price; provided, however, that the Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date.  For the avoidance of doubt, the Servicer in exercising its right to purchase Mortgage Loans pursuant to this Section 3.05 shall not be subject to any requirement o f this Article III (other than the requirements of this Section 3.05.  In the event the Servicer does not exercise its option to purchase from REMIC 1 any such Mortgage Loan or related REO Property prior to the expiration of such option, the NIMS Insurer, if any, shall be entitled to purchase such Mortgage Loan or related REO Property; provided, however, that the NIM Insurer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date.  The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Custodial Account, and the Custodian, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer or the NIMS Insurer, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instrument s of transfer or assignment, in each case without recourse, as the Servicer or the NIMS Insurer, as applicable, shall furnish and as shall be necessary to vest in the Servicer or the NIMS Insurer, as applicable, title to any Mortgage Loan or related REO Property released pursuant hereto.

(b)

Proceeds received (other than any Prepayment Charges received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Gross Subsequent Recoveries, in respect of any Mortgage Loan, will be applied in the following order of priority:  first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to the Servicing Agreement; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to intere st is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows:  first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant the Servicing Agreement.

Section 3.06

Trustee to Cooperate; Release of Mortgage Files.

(a)

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, or upon the repurchase of a Mortgage Loan from the Trust, the Servicer will promptly notify the Trustee and the Custodian holding the related Mortgage File by a certification in the form of Exhibit G-1 to the Custodial Agreement (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to the Servicing Agreement have been or will be so deposited) of a Servicing Representative and shall request delivery to it of the related Mortgage File.  Upon receipt of such certification and request, the Custodian shall promptly release the related Mortgage Fil e to the Servicer.  The Custodian shall update its records to reflect the release of the applicable Purchased Mortgage Loan, with evidence delivered to the Trustee thereof.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Trustee and the Custodian of a Request for Release in the form of Exhibit G-1 to the Custodial Agreement, release the related Mortgage File to the Servicer, and the Trustee or the Custodian, on behalf of the Trustee, shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need there for by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Servicer has delivered to the Trustee and the Custodian a certificate of a Servicing Representative certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Representative stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Custodial Account have been so dep osited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Servicer or its designee.

(c)

At the direction of the Servicer and upon written certification of a Servicing Representative, each of the Trustee or the Custodian shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Servicer a power of attorney sufficient to authorize the Servicer or the Sub-Servicer to execute such documents on its behalf, provided that each of the Trustee or the applicable Custodian shall be obligated to execute the documen ts identified above if necessary to enable the Servicer or the Sub-Servicer to perform their respective duties hereunder or under the Sub-Servicing Agreement.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee or the applicable Custodian and a statement as to the reason such documents or pleadings are required.

(d)

If any Mortgage Loan is repurchased, substituted or purchased in accordance with Section 2.03, Section 3.05(a) or Section 9.01, the Trustee shall, upon written request therefor, execute and deliver the Mortgage Loan Assignment Agreement in the form of Exhibit E-2 with respect to such Mortgage Loan, transferring such Mortgage Loan to the Person entitled thereto pursuant to such Section 2.03, Section 3.05 or Section 9.01, as applicable.

Notwithstanding the foregoing, neither the Servicer nor the Trustee shall:

(i)

authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)

authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)

authorize any construction on any REO Property, other than construction permitted under Section 856(e)(4)(B) of the Code; or

(iv)

authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel (the cost of which shall constitute a Servicing Advance), a copy of which shall be provided to the NIMS Insurer, if any, and the Securities Administrator, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

Section 3.07

Reserve Fund.

No later than the Closing Date, the Securities Administrator, on behalf of the Certificateholders, shall establish and maintain with itself a separate, segregated non-interest bearing trust account titled, “Reserve Fund, Wells Fargo Bank, N.A., as Securities Administrator, in trust for registered Holders of BASIC Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1.”  The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.  The Securities Administrator shall account for the right to receive payments from the Reserve Fund as property that the Securities Administrator holds separate and apart from the REMIC Regular Interests.

(a)

The following amounts shall be deposited into the Reserve Fund:

(i)

On the Closing Date, the Depositor shall deposit, or cause to be deposited, into the Reserve Fund $1,000;

(ii)

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any of the Class A Certificates, the Mezzanine Certificates or the Junior Subordinate Certificates, the Securities Administrator has been directed by the Holders of the Class C Certificates to, and therefore shall, deposit into the Reserve Fund the amounts described in Section 4.01(d)(i)(q); and

(iii)

On each Distribution Date as to which there are no Net WAC Rate Carryover Amounts, the Securities Administrator shall deposit into the Reserve Fund on behalf of the Holders of the Class C Certificates, from amounts otherwise distributable to such Class C Certificates, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

(b)

The Reserve Fund shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC created hereunder.  For federal and state income tax purposes, the Holders of the Class C Certificates shall be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 3 to the Holders of the Class C Certificates.  For federal and state income tax purposes, payments in respect of the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

(c)

By accepting a Class C Certificate, each Holder of a Class C Certificate shall be deemed to have directed the Securities Administrator to, and the Securities Administrator shall pursuant to such direction, deposit into the Reserve Fund the amounts described in Section 3.07(a)(ii) and (a)(iii) above on each Distribution Date.  By accepting a Class C Certificate, each Holder of a Class C Certificate further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(d)

At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Securities Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment.  If no investment direction of the Holder s of a majority in Percentage Interest in the Class C Certificates with respect to the Reserve Fund is received by the Securities Administrator, the Securities Administrator shall invest the funds in the Reserve Fund in Permitted Investments managed by the Securities Administrator or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.  All income and gain earned upon such investment shall be deposited into the Reserve Fund.

(e)

For federal tax return and information reporting, the right of the Certificateholders to receive payment on account of the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

Section 3.08

Swap Agreement.

The Depositor hereby directs the Securities Administrator to execute and deliver on behalf of the Trust the Swap Agreement and authorizes the Securities Administrator to perform its obligations thereunder on behalf of the Trust in accordance with the terms of the Swap Agreement.  The Depositor hereby authorizes and directs the Securities Administrator to ratify on behalf of the Trust, as the Trust’s own actions, the terms agreed to by the Depositor (or any of its Affiliates) in relation to the Swap Agreement, as reflected in the Swap Agreement, and the Securities Administrator hereby so ratifies the Swap Agreement on behalf of the Trust pursuant to the direction of the Depositor.  The Securities Administrator shall amend the Swap Agreement in accordance with its terms and as requested by a party to the Swap Agreement to cure any ambiguity in or correct or supplement any provision of the Swap Agreement; provided, however, that the Securities Administrator shall have received a prior written confirmation from each Rating Agency, to the extent required in the Swap Agreement, that such amendment would not cause such Rating Agency to downgrade or withdraw the then current ratings of any outstanding Class A Certificates, Mezzanine Certificates or Junior Subordinate Certificates.  On the Closing Date, the Securities Administrator shall enter into the Swap Agreement, on behalf of the Trust, with the Swap Counterparty. The Swap Agreement shall be part of the Trust Fund but not part of any REMIC. The Swap Counterparty is the calculation agent under the Swap Agreement and shall calculate all amounts pursuant to the Swap Agreement and notify the Securities Administrator of all such amounts.

Section 3.09

Replacement Swap Agreement.

(a)

The Securities Administrator shall, at the direction of the NIMS Insurer, if any, or, with the consent of the NIMS Insurer, if any, at the direction of the Depositor, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date, enter into a replacement swap agreement with a replacement counterparty designated by the Depositor or the NIMS Insurer, as applicable.

(b)

Notwithstanding anything to the contrary herein, any Swap Termination Payment received by the Securities Administrator shall be deposited in the Supplemental Interest Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment (the "Replacement Payment") received by the Trust from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty that is being replaced.  The Swap Counterparty that is being replaced shall have first priority as to such Replacement Payments versus all other creditors of the Trust, and the Trust shall pay to the Swap Counterparty from the Replacement Payments received the lesser of (x) the Replacement Payments so received and (y) any Swap Termination Payment owed to the Swap Counterparty (to the extent not already paid by the Trust) that is being replaced immediately upon receipt.

(c)

Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Securities Administrator of the Swap Termination Payment paid by the terminated Swap Counterparty, the Securities Administrator shall on each Distribution Date, withdraw from the Supplemental Interest Account, an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in accordance with Section 4.01(f)(ii) of this Agreement.

(d)

If a downgrade event (described in Part 5(b) of Schedule to the Swap Agreement) occurs, the Securities Administrator shall, promptly after a Responsible Officer of the Securities Administrator has received actual knowledge or written notice of the reduction or withdrawal of the rating (it being understood that the Securities Administrator has no duty to monitor the ratings of the Swap Counterparty), request the Swap Counterparty to take actions required to be taken by the Swap Counterparty by Part 5(b) of Schedule to the Swap Agreement.

ARTICLE IV

FLOW OF FUNDS

Section 4.01

Distributions.

(a)

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account that portion of the Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date; provided that with respect to the amounts payable under paragraph (i)(A) below, such portion of the Interest Remittance Amount equal to the amount payable under paragraph (i)(A) below shall be withdrawn from the Distribution Account and disbursed in accordance with such paragraph (i)(A) on the related Swap Payment Date:

(i)

The Interest Remittance Amount shall be distributed as follows:

(A)

first, to the Supplemental Interest Account for payment to the Swap Counterparty, the Net Swap Payment, provided a Swap Default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount remaining unpaid from prior Distribution Dates) (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the Swap Agreement)), as applicable for the related Distribution Date;

(B)

second, concurrently, to the Class A1 Certificates, the Class A2 Certificates, and the Class A3 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes, in each case allocated among the Class A1 Certificates, the Class A2 Certificates, and the Class A3 Certificates, pro rata, based on their Certificate Principal Balances.

(ii)

Any Interest Remittance Amount remaining undistributed following the distributions pursuant to Sections 4.01(a)(i) shall be distributed as follows:

first, to the Class M-1 Certificates, the related Monthly Interest Distributable Amount;

second, to the Class M-2 Certificates, the related Monthly Interest Distributable Amount;

third, to the Class M-3 Certificates, the related Monthly Interest Distributable Amount;

fourth, to the Class M-4 Certificates, the related Monthly Interest Distributable Amount;

fifth, to the Class M-5 Certificates, the related Monthly Interest Distributable Amount;

sixth, to the Class M-6 Certificates, the related Monthly Interest Distributable Amount; and

seventh, to the Class M-7 Certificates, the related Monthly Interest Distributable Amount.

(iii)

Any Interest Remittance Amount remaining undistributed following distributions pursuant to Section 4.01(a)(ii) shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(b)

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority; provided that with respect to the amounts payable under paragraph (i)(A) below, such portion of the Interest Remittance Amount equal to the amount payable under paragraph (i)(A) below shall be withdrawn from the Distribution Account and disbursed in accordance with such paragraph (i)(A) on the related Swap Payment Date:

(i)

the Principal Distribution Amount will be distributed as follows:

(A)

first, to the Supplemental Interest Account for payment to the Swap Counterparty, the Net Swap Payment, provided a Swap Default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior Distribution Dates) (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the Swap Agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Interest Remittance Amount for the related Distribution Date;

(B)

second, to the Senior Certificates (allocated among the Senior Certificates in the priority described in Section 4.01(b)(iv)) until the Certificate Principal Balances thereof have been reduced to zero.

(ii)

the sum of any Principal Distribution Amount remaining undistributed following the distributions pursuant to Sections 4.01(b)(i) shall be distributed in the following order of priority:

first, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(iii)

Any principal remaining undistributed pursuant to Sections 4.01(b)(i) and (ii) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(iv)

With respect to the Senior Certificates, all principal distributions will be allocated sequentially, to the Class A1 Certificates, the Class A2 Certificates, and the Class A3 Certificates, in each case, until their Certificate Principal Balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Junior Subordinate Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Mortgage Loans, principal distributions among the Senior Certificates will be allocated, pro rata, based on their Certificate Principal Balances, in each case, until their Certificate Principal Balances have been reduced to zer o.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the Certificate Principal Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to Section 4.01(b)(i)(B) shall be included as part of the distributions pursuant to Sections 4.01(c)(ii).

(c)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority; provided that with respect to the amounts payable under paragraph (i)(A) below, such portion of the Interest Remittance Amount equal to the amount payable under paragraph (i)(A) below shall be withdrawn from the Distribution Account and disbursed in accordance with such paragraph (i)(A) on the related Swap Payment Date:

(i)

The Principal Distribution Amount will be distributed as follows:

(A)

first, to the Supplemental Interest Account for payment to the Swap Counterparty, the Net Swap Payment, provided a Swap Default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior Distribution Dates) (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the Swap Agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Interest Remittance Amount for the related Distribution Date;

(B)

second, to the Senior Certificates, the Senior Principal Distribution Amount (allocated among the Senior Certificates in the priority described in Section 4.01(c)(iv)), until the Certificate Principal Balances thereof have been reduced to zero.

(ii)

any Principal Distribution Amount remaining undistributed following the distribution pursuant to Sections 4.01(c)(i) shall be distributed in the following order of priority:

first, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

seventh, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

(iii)

Any principal remaining undistributed following distributions pursuant to Sections 4.01(c)(i), and (ii) shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(iv)

With respect to the Senior Certificates, all principal distributions will be allocated sequentially, to the Class A1 Certificates, the Class A2 Certificates and the Class A3 Certificates, in each case, until their Certificate Principal Balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Junior Subordinate Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover realized losses on the Mortgage Loans, principal distributions among the Senior Certificates will be allocated, pro rata, based on their Certificate Principal Balances, in each case, until their Certificate Principal Balances have been reduced to zero.

(d)

On each Distribution Date, the Securities Administrator shall distribute any Net Monthly Excess Cashflow in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining undistributed; provided that with respect to the amounts payable under paragraph (r) below, such portion of the Interest Remittance Amount equal to the amount payable under paragraph (r) below shall be withdrawn from the Distribution Account and disbursed in accordance with such paragraph (r) on the related Swap Payment Date:

(a)

to the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the sum of any Extra Principal Distribution Amount and the Remaining Principal Distribution Amount for such Distribution Date, payable to such Class or Classes of Certificates as part of the Principal Distribution Amount, as applicable, pursuant to Section 4.01(b) or Section 4.01(c) above, as applicable;

(b)

concurrently, to the Class A Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Classes for such Distribution Date to the extent remaining unpaid after distribution of the Interest Remittance Amount on such Distribution Date, allocated among such classes, pro rata, based on their Certificate Principal Balances;

(c)

to the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(d)

to the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(e)

to the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(f)

to the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(g)

to the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(h)

to the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(i)

to the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(j)

to the Class M-4 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(k)

to the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(l)

to the Class M-5 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(m)

to the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(n)

to the Class M-6 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(o)

to the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(p)

to the Class M-7 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(q)

to the Reserve Fund, the amount equal to the difference between any Net WAC Rate Carryover Amounts with respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates for such Distribution Date and any amounts deposited in the Reserve Fund pursuant to this Section 4.01(d)(q) that were not distributed on prior Distribution Dates;

(r)

to the Supplemental Interest Account, for payment to the Swap Counterparty, any unpaid Swap Termination Payment payable by the Trust (including any amount remaining unpaid from prior Distribution Dates) (only if the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the Swap Agreement));

(s)

if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Class P Certificates, in reduction of the Uncertificated Principal Balance thereof, until the Uncertificated Principal Balance thereof is reduced to zero;

(t)

to the Class C Certificates, the sum of (A) the Monthly Interest Distributable Amount for the Class C Certificates, plus (B) until the Uncertificated Principal Balance of the Class C Certificates is reduced to zero, any Overcollateralization Release Amount for such Distribution Date, plus (C) until the Uncertificated Principal Balance of the Class C Certificates is reduced to zero, on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates has been reduced to zero, any remaining amounts for such Distribution Date (in both cases, net of such portion of amounts payable pursuant to this Section 4.01(d)(t) that were paid pursuant to Section 4.01(d)(q) above); and

(u)

any remaining amounts to the Class R Certificates (in respect of the appropriate Class R-3 Interest).

(e)

On each Distribution Date, after making the distributions of the Available Funds as provided in this Section 4.01, the Securities Administrator shall withdraw from the Reserve Fund the amounts on deposit therein and shall distribute such amounts in the following order of priority:  first, concurrently, to the Class A Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts; then, to the Mezzanine Certificates and the Junior Subordinate Certificates, up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority:  first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, and seventh to the Class M-7 Certificates, in each case to the extent of such amounts remaining in the Reserve Fund.

On the Distribution Date on which the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates out of the Reserve Fund), the Securities Administrator shall distribute all remaining amounts in the Reserve Fund to the Class C Certificates.

(f)

On each Swap Payment Date, the Securities Administrator shall withdraw from the Supplemental Interest Account the amounts equal to the Net Swap Payment and the Swap Termination Payment payable by the Trust that are required to be deposited in the Supplemental Interest Account pursuant to this Section 4.01 with respect to the related Distribution Date and shall distribute such amounts to the Swap Counterparty on such Swap Payment Date.  On each Distribution Date, the Securities Administrator shall withdraw from the Supplemental Interest Account the Net Counterparty Payment and the Swap Termination Payment payable by the Swap Counterparty and received by the Securities Administrator from the Swap Counterparty and deposited in the Supplemental Interest Account and shall distribute such amounts as follows (provided the Swap Termination Payment shall be distributed as provided in Section 3.09(c)):

(i)

first, for payment to the Swap Counterparty, any unpaid Swap Termination Payment payable by the Trust, including any amount remaining unpaid from prior Distribution Dates (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the Swap Agreement)); and

(ii)

second, for payment in the amounts and in accordance with priorities (a) through (u) of Section 4.01(d) to the extent not paid with Net Monthly Excess Cashflow or from the Reserve Fund, as applicable, on such Distribution Date

(g)

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period shall be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Class P Certificates, and shall not be available for distribution to any other Class of Certificates.  On each Distribution Date, all amounts representing any Servicer Prepayment Charge Payment Amounts paid by or collected by the Servicer during the related Prepayment Period shall be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Class P Certificates, and shall not be available for distribution to any other Class of Certificates.  The payment of the foregoing amounts in respect of such Regular Interests shall not reduce the Uncertificated Principal Balance thereo f.

(h)

Without limiting the provisions of Section 9.01(b), by acceptance of the Class R Certificates the Holders of the Class R Certificates agree, and it is the understanding of the parties hereto, to pledge their rights to receive any amounts otherwise distributable to the Holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the Holders of the Class C Certificates to be paid to the Holders of the Class C Certificates.  By acceptance of the Class R Certificates, the Holders of the Class R Certificates direct the Securities Administrator to pay any amounts due to the Holders of the Class R Certificates on the first Distribution Date to the Holders of the Class C Certificates.

(i)

All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five Business Day s prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the Original Class Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Securities Administrator, the Deposi tor, the Servicer or the Sellers shall have any responsibility therefor except as otherwise provided by applicable law.

(j)

The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.  None of the Holders of any Class of Certificates, the Trustee, the Securities Administrator or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(k)

Except as otherwise provided in Section 9.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates shall be made on the next Distribution Date, the Securities Administrator shall, no later than three (3) days before the related Distribution Date, mail to the NIMS Insurer, if any, and each Holder on such date of such Class of Certificates a notice to the effect that:

(i)

the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

(ii)

no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(k) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to Credit Suisse Securities (USA) LLC and Barclays Capital Inc., equally, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment t hereof in accordance with this Section 4.01(k).

(l)

Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Mezzanine Certificate and the Junior Subordinate Certificates be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.06 and (b) distributed to such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01, and (ii) in no event shall the Uncertificated Principal Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 4.06 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.05.

(m)

For the avoidance of doubt, the provisions of Sections 4.01(i), 4.01(j) and 4.01(k) shall apply to the Class C Certificates and the Class P Certificates.

(n)

For purposes of distributions pursuant to Section 4.01(f)(ii) and for purposes of determining the Class C NIM Payment Amount, the Securities Administrator shall use, and shall be entitled to rely on, the information provided to the Securities Administrator by or on behalf of (i) the Holders of all of the Class C Certificates as to whether and when the NIM Notes have been issued and outstanding and (ii) the indenture trustee under the Indenture with respect to the amount necessary to pay in full the NIM Notes as provided in the Indenture and to pay in full any amounts owed to the NIMS Insurer, if any, as provided in the Indenture.  The Securities Administrator shall determine the Class C NIM Payment Amount for any Distribution Date using the most current information with respect to such amounts available to the Securities Administrator on such Distribution Date.

Section 4.02

Reserved.

Section 4.03

Statements.

(a)

On each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of the Regular Certificates, the Servicer, the Trustee, the NIMS Insurer, if any, the indenture trustee under the Indenture, the Swap Counterparty and the Rating Agencies a statement by electronic medium (as set forth in the penultimate paragraph of this Section 4.03(a))(the “Monthly Statement”), based on information provided to the Securities Administrator by the Servicer or the Swap Counterparty, as to the distributions made on such Distribution Date or Swap Payment Date, as applicable:

(i)

the Record Dates, the Accrual Period, the Determination Date and the Distribution Date;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

(iii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), allocable to interest and the Pass-Through Rates, separately identified;

(iv)

the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

(v)

reserved;

(vi)

the Interest Remittance Amount and the Principal Remittance Amount for such Distribution Date;

(vii)

the aggregate amount of Advances for the related Due Period and the amount of Nonrecoverable Advances for such Distribution Date;

(viii)

the number and aggregate Stated Principal Balance of the Mortgage Loans at the Close of Business at the end of the related Due Period and at the beginning of the related Due Period;

(ix)

the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(x)

the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90-119 days, (d) 120 or more days in each case, as of the last day of the preceding calendar month; provided, however, that any aggregate unpaid principal balance of Mortgage Loans shall be reported as of the last day of the related Due Period, (e) as to which foreclosure proceedings have been commenced and (f) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(xi)

with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(xii)

the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

(xiii)

the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xiv)

the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xv)

the aggregate amount of Extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xvi)

the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class C Certificates, before and after giving effect to the distributions made on such Distribution Date;

(xvii)

the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates for such Distribution Date;

(xviii)

the aggregate amount of any Net Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer or Master Servicer pursuant to the Servicing Agreement, and the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

(xix)

the Credit Enhancement Percentage for such Distribution Date;

(xx)

the related Net WAC Rate Carryover Amount for the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xxi)

the Master Servicer Fee, the Servicer Fee and the Program Administrator Fee on such Distribution Date;

(xxii)

whether a Stepdown Date or a Trigger Event has occurred;

(xxiii)

the Available Funds;

(xxiv)

the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates for the immediately succeeding Distribution Date;

(xxv)

Reserved;

(xxvi)

any other information that is required by the Code and regulations thereunder to be made available to Certificateholders;

(xxvii)

the amount on deposit in the Reserve Fund;

(xxviii)

Reserved;

(xxix)

Reserved;

(xxx)

the amount of Subsequent Recoveries and Gross Subsequent Recoveries for the related Prepayment Period and the cumulative amount of Subsequent Recoveries and Gross Subsequent Recoveries in the aggregate; and

(xxxi)

the Swap Payment, the Counterparty Payment, the Net Swap Payment and the Net Counterparty Payment for the related Swap Payment Date; the Swap Termination Payment and the Swap Termination Payment remaining unpaid from prior Swap Payment Dates, and in each case whether payable by the Trust Fund or by the Swap Counterparty; and any Counterparty Payments unpaid from prior Swap Payment Dates.

For purposes of preparing the Monthly Statement, delinquencies shall be determined and reported by the Securities Administrator based on the so-called “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans.  By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment or Swap Termination Payment due on a Due Date if such payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date.

The Securities Administrator shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Trustee, the Servicer, the NIMS Insurer, if any, the Swap Counterparty and the Rating Agencies via the Securities Administrator’s internet website.  The Securities Administrator’s internet website shall initially be located at www.ctslink.com.  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 301-815-6600.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such state ments are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Securities Administrator shall forward to the Holders of the Residual Certificates and the NIMS Insurer, if any, a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Securities Administrator deems necessary or appropriate.

(d)

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall deliver to each Person who at any time during the calendar year was a Holder of a Residual Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Residual Certificate.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

(e)

On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

Section 4.04

Reserved.

Section 4.05

Distributions on the REMIC Regular Interests.

(a)

On each Distribution Date, the Securities Administrator shall cause the sum of the Interest Remittance Amount and the Principal Remittance Amount, in the following order of priority, to be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(1)

to Holders of each of the REMIC 1 Regular Interests, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

(2)

to the extent of amounts remaining after the distributions made pursuant to clause (1) above, payments of principal shall be allocated (i) first to REMIC 1 Regular Interest LT1-A until its principal balance is reduced to zero and (ii) then sequentially to the other REMIC 1 Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.

(3)

to the Holders of REMIC 1 Regular Interests LT1-F41 and LT1-V41, in equal amounts, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period.

(b)

On each Distribution Date, the following amounts, in the following order of priority, shall be deemed to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(1)

first, to the Holders of REMIC 2 Regular Interest LT2-IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and second, to the Holders of the other REMIC 2 Regular Interests, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates.  Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LT2-Q shall be reduced and deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date, any interest so deferred shall itself bear interest at the Uncertificated REMIC 2 Pa ss-Through Rate for REMIC 2 Regular Interest LT2-Q, and such amount shall be distributed as additional principal to the Holders of REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6 and LT2-M7 having a principal balance in the manner described in clause (2)(i) below;

(2)

on each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the REMIC 2 Regular Interests,  in the following order of priority:  (i) first, to the REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6 and LT2-M7 until the principal balance of each such Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and (ii) second, to the REMIC 2 Regular Interest LT2-Q Interest, any remaining amounts.

(3)

on each Distribution Date, Prepayment Charges passed through with respect to the REMIC 1 Regular Interests LT1-F41 and LT1-V41 on such Distribution Date  shall be distributed to the Holders of the REMIC 2 Regular Interest LT2-Q.

(c)

The Class C Certificates, in addition to any other rights set forth in this Agreement, shall also represent the right to receive all distributions in respect of the REMIC 2 Regular Interest LT2-IO.

Section 4.06

Allocation of Realized Losses.

(a)

The Servicer shall determine as to each Mortgage Loan and REO Property:  (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Due Period and (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses.  In addition, the Servicer shall also determine as to each Mortgage Loan:  (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Due Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period.

(b)

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates on such Distribution Date, the Certificate Principal Balance of the Class C Certificates is equal to zero, Realized Losses equal to the Undercollateralized Amount shall be allocated by the Securities Administrator on such Distribution Date as follows:  first, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduce d to zero, fourth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and seventh, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.  All Realized Losses to be allocated to the Certificate Principal Balances of the Mezzanine Certificates and the Junior Subordinate Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01.  All references above to the Certificate Principal Balance of the Mezzanine Certificates and the Junior Subordinate Certificates shall be to the Certificate Principal Balance of the Mezzanine Certificates and the Junior Subordinate Certificates immediately prior to t he relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent Recoveries, in each case to be allocated to such Mezzanine Certificates or Junior Subordinate Certificates on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate or Junior Subordinate Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.  No allocations of any Realized Losses shall be made to the Class A Certificates or the Class P Certificates.

(c)

Realized Losses on the Mortgage Loans shall be deemed to be allocated by the Securities Administrator on each Distribution Date (i) among the REMIC 1 Regular Interests in the same manner that principal distributions are allocated thereto under Section 4.05(a)(2), and (ii) among the REMIC 2 Regular Interests the same manner that principal distributions are allocated thereto under Section 4.05(b)(2).

(d)

If on any Distribution Date Allocated Realized Loss Amounts are to be reinstated due to Subsequent Recoveries, the Allocated Realized Loss Amounts shall be reinstated by the Securities Administrator on such Distribution Date to increase the Certificate Principal Balances of the Mezzanine Certificates and the Junior Subordinate Certificates in the following order of priority, in each case until the related Allocated Realized Loss Amount has been reduced to zero:  first, to the Class M-1 Certificates, second, to the Class M-2 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-6 Certificates, and seventh, to the Class M-7 Certificates.  All Subsequent Recoveries to be allocated to the Certificate Princ ipal Balances of the Mezzanine Certificates and the Junior Subordinate Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01.  All references above to the Certificate Principal Balance of the Mezzanine Certificates and the Junior Subordinate Certificates shall be to the Certificate Principal Balance of the Mezzanine Certificates and the Junior Subordinate Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent Recoveries, in each case to be allocated to the Mezzanine Certificates and the Junior Subordinate Certificates on such Distribution Date.

Any Allocated Realized Loss Amounts to be reinstated to a Certificate on any Distribution Date due to Subsequent Recoveries shall be made by increasing the Certificate Principal Balance thereof by the amount so reinstated.  No allocations of any Subsequent Recoveries shall be made to the Class A Certificates or the Class P Certificates.

(e)

If on any Distribution Date Subsequent Recoveries occurred in the related Prepayment Period relating to the Mortgage Loans, the amount of such Subsequent Recoveries shall be deemed to be allocated (i) first to the REMIC 1 Regular Interests with the designations “F” and “V” in the reverse order in which Realized Losses were allocated under Section 4.06(c), and then to REMIC 1 Regular Interest LT1-A, and (ii) to the REMIC 2 Regular Interests in the reverse order in which Realized Losses were allocated under Section 4.06(c).

Section 4.07

Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.  In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.08

Commission Reporting.

(a)

The Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the 1934 Act.

(i)

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit R to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as se t forth in the next paragraph.

As set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties described on Exhibit R shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit R hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Securities Administrator has no duty under this Agreement to monitor or enforce the perform ance by the parties listed on Exhibit R of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure).  Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D.  A duly authorized representative of the Mast er Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in the second paragraph of Section 4.08(iv).  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 4.08(i) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.08(i).  The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 4.08(i) related t o the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the Program Administrator, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreement, the Custodial Agreement or any other applicable agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or the Servicer, the Program Administrator, Custodian or Servicing Function Participant needed to pre pare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii)

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit T to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit T hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor.  Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in the second paragraph of Section 4.08(iv).  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K filed by it.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 4.08(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.08(ii).  The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 4.08(ii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the Program Administrator, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the Servicing Agreement, the Custodial Agreement or any other applicable agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii)

On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Servicing Agreement and Custodial Agreement:

(a)

an annual compliance statement for the Servicer, the Program Administrator, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with each Custodian, each, a “Reporting Servicer”) as described under Section 4.08(v) of this Agreement, the related Servicing Agreement and Custodial Agreement, provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB;

(b)

the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 4.08(vi) of this Agreement, the Servicing Agreement and the Custodial Agreement, and (B) if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is n ot required to be filed with such Form 10-K pursuant to Regulation AB;

(c)

(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 4.08(vii) of this Agreement, the Servicing Agreement and the Custodial Agreement, and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

(d)

a Sarbanes-Oxley Certification as described in Section 4.08(viii).

Any disclosure or information in addition to (a) through (d) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit S to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit S hereto, no later than March 15 (with no cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties described on Exhibit S shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof,  in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Securities Administrator has no duty under this Agreement to monitor or enforce the per formance by the parties listed on Exhibit S of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor.  Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previo usly filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in the second paragraph of Section 4.08(iv).  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 4.08(iii) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.08 (iii), Section 4.08(v), Section 4.08(vi), Section 4.08(vii) and Section 4.08(viii).  The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 4.08(iii) related to the timely p reparation, execution and filing of Form 10-K is also contingent upon the Servicer, the Program Administrator,  the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the Servicing Agreement, the Custodial Agreement or any other applicable agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, the Program A dministrator, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10 -D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 4.08(iv) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to For m 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or the Servicer, the Program Administrator, any Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(v)

Each of the Securities Administrator and the Program Administrator shall deliver (or otherwise make available) (and each of the Securities Administrator and the Program Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obl igations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In the event the Securities Administrator or the Program Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 4.08(v) or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(vi)

By March 15 (with no cure period) of each year, commencing in March 2007, each of the Securities Administrator and the Program Administrator, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 4.08(iii), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer , the Custodian and the Program Administrator shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person).  When the Master Servicer, the Program Administrator  and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such tim e include the assessment and attestation pursuant to Section 4.08(vii) of each Servicing Function Participant engaged by it

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, the Program Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

In the event the Securities Administrator any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 4.08(vi), or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(vii)

By March 15 (with no cure period) of each year, commencing in March 2007, each of the Securities Administrator and the Program Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examinati on conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 4.08(vi) is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

In the event the Securities Administrator or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or the Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 4.08(vii), or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(viii)

Each Form 10-K shall include a Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Program Administrator shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 (with no cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit V, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reaso nably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380.  In the event the Program Administrator or any Servicing Function Participant engaged by the Program Administrator is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.08 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.  Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certify ing Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

(ix)

Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 4.08, may be delivered via facsimile to Michael W. Trickey at 847-540-6548 via email to mtrickey@berkshiregrouplp.com or telephonically by calling Michael W. Trickey at 847-540-6554 extension 204 and to Ocwen Financial Corporation, as Back-Up Shelf Administrator at 1661 Worthington Road, CentrePark West, West Palm Beach, FL  33409 Attention: Secretary, or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by such party.

Section 4.09

Supplemental Interest Account.

(a)

On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing account for the benefit of the Holders of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class C Certificates (the “Supplemental Interest Account”), into which the Depositor shall initially deposit $1,000.  The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

(b)

The Securities Administrator shall deposit, to the extent of available funds, into the Supplemental Interest Account any amounts required to be paid by the Trust for payment to the Supplemental Interest Account pursuant to Section 4.01 and shall distribute from the Supplemental Interest Account any such amounts to the Swap Counterparty as required by Section 4.01(f).  The Securities Administrator shall deposit into the Supplemental Interest Account any amounts received from the Swap Counterparty and shall distribute from the Supplemental Interest Account any such amounts to the Swap Counterparty and to the Holders of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class C Certificates as required pursuant to Section 4.01(f).

(c)

Funds in the Supplemental Interest Account shall be invested in Eligible Investments.  The Class C Certificates shall evidence ownership of the Supplemental Interest Account for federal income tax purposes and the Holders of the majority of the Percentage Interest thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  In the absence of written instructions from the Holders of the Class C Certificates as to investment of funds on deposit in the Supplemental Interest Account, such funds shall be invested in Wells Fargo Advantage Prime Investment Money Market Fund for so long as such investment complies with clause (vi) of the definition of Permitted Investments.  All income and gain earned upon such investment shall be deposited into the Supplemental Interest Account.

Section 4.10

Indemnification.

Each of the Depositor, Master Servicer, Securities Administrator, the Program Administrator and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations under hereunder, including particularly its obligations to provide any annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report or any information, data or materials required to be included in any Exchange Act report, (b) an y material misstatement or omission in any information, data or materials provided by such party including any material misstatement or material omission in (i) any annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information provided by it, or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, da mages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying  party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Section 4.11

Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Section 4.08 this Agreement is to facilitate compliance by the Securities Administrator, the Master Servicer and the Depositor with the provisions of Regulation AB.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and, (c) the parties shall comply with requests made by the Securities Administrator, the Master Servicer or the Depositor for delivery of additional or different information as the Securities Administrator, the Master Servicer or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d)  any amendment of this Agreement required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB shall not require consent or vote of the holders of the Certificates.

ARTICLE V

THE CERTIFICATES

Section 5.01

The Certificates.

(a)

The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC 1.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-21.  The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof.  Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, to or upon the order of the Depositor.  The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Securities Administrator by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a ce rtificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

(b)

The Book Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold the Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to the Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  A ll transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such.  The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer and if the Securities Administrator is not the Book-Entry Custodian, the Secur ities Administrator and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository.  If the Securities Administrator resigns or is removed in accordance with the terms hereof, successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Trustee, the Securities Administrator, the Servicer, the NIMS Insurer, if any, and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of the exercise by Certificateholders of the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  The Depositor is hereby authorized to execute and deliver on behalf of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the ob ligations of the Issuer (as defined in the Letter of Representations) thereunder.  The Securities Administrator is hereby authorized to execute and deliver as agent of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the obligations of the Agent (as defined in the Letter of Representations) thereunder.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies the Securities Administrator and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants with a position in the Book Entry Certificates agree to initiate such termination, or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Securities Administrator through the Depository, in writing, that the continuation of a book-entry sys tem through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall issue the Definitive Certificates.  Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate.  None of the Depositor, the Se rvicer or the Securities Administrator shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(b)

The Junior Subordinate Certificates offered and sold in reliance on the exemption from registration under Rule 144A shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Certificate”), which, in the case of the Junior Subordinate Certificates, shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of th e Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

Section 5.02

Registration of Transfer and Exchange of Certificates.

(a)

The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)

No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate, Junior Subordinate Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Certificateholder’s prospective transferee will be deemed to have represented such certification).  In the event of any such transfer of any Class C Certificate, Class P Certificate , Junior Subordinate Certificate or Residual Certificate (other than in connection with (i) the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate o r Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificate, Class P Certificate, Junior Subordinate Certificate or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust, the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates, Junior Subordinate Certificate or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Securities Administrator, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Securities Administrator and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Trust Fund or the Depositor or (ii) the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator certifying to the Depositor and the Securities Administrator the facts surrounding such transfer, which investment letter s hall not be an expense of the Securities Administrator or the Depositor.  The Holder of a Class C Certificate, Class P Certificate, Junior Subordinate Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)

Prior to the termination of the Swap Agreement, no transfer of a Class A Certificate or a Mezzanine Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the Class A Certificate or the Mezzanine Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Following the termination of the Swap Agreement, no transfer of a Class A Certificate or Mezzanine Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of su ch Certificate either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the Plan is eligible to hold certificates offered pursuant to the Underwriter’s Exemption.  Such representation letters shall be substantially in the form set forth in Exhibit I.  Notwithstanding anything else to the contrary herein, any purported transfer of a the Class A Certificate, the Mezzanine Certificate on behalf of a Plan without the delivery to the Securities Administrator of a representation letter as described above shall be void and of no effect.  If the Class A Certificate, the Mezzanine Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

The ERISA Restricted Certificates will only be transferable to a Plan or any person acting on behalf of a Plan or any person using the assets of a Plan (each, a “Plan Investor”) which is either an insurance company general account purchasing Certificates pursuant to Sections I and III of PTCE 95-60 and which provides certification to that effect in a form satisfactory to Trustee and the Securities Investor or, in the case of any other type of Plan Investor, provides the Securities Administrator with an Opinion of Counsel satisfactory to and on which the Depositor, the Securities Administrator and the Master Servicer may rely, that the purchase of the ERISA Restricted Certificates (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee, the Securities Administrator or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicer.  Each certificate owner of an ERISA Restricted Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a Plan Investor.

No transfer of a Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”) unless, in the case of the Class C Certificates or the Class P Certificates, the Depositor, the Securities Administrator and the Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Securities Administrator and the Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction u nder ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Securities Administrator or the Trust Fund.  Neither an Opinion of Counsel nor any certification will be required in connection with the (i) initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored b y such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above (in which case, the Depositor, the Seller, any such Affiliate and such entities sponsored by such Affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of each transferee, the Seller or such an Affiliate.  Each transferee of a Class C Certificate, Class P Certificate or Residual Certificate shall sign a letter substanti ally in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the (i) initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above) ..

If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

A.

an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

B.

a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)

Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  The Securities Administrator shall not be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permit ted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Securities Administrator received the documents specified in clause (iii).  The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of such Residual Certifica te may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator will provide to the Internal Revenue Service, and to the persons designated in Section 860E(e)(3) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on such transfer.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Securities Administrator, in form and substance satisfactory to the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of any of the Other NIM Notes, the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer, if any) or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(f)

Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator designated from time to time for such purpose pursuant to Section 8.12, the Securities Administrator shall execute and authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(g)

At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.12.  Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attor ney duly authorized in writing.

(h)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(i)  Notwithstanding any provision to the contrary herein, so long as a Global Security representing any of the Junior Subordinate Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 5.01 and this Section 5.02(i).

(i)  Transfers of a Global Security representing any of the Junior Subordinate Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Securities Administrator and disposed of pursuant to its standard procedures.

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Securities Administrator, the Depositor and (in the case of a Class C Certificate or Class P Certificate) the NIMS Insurer, if any, such security or indemnity as may be required by them to save each of them, and the Trust Fund, harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, th e Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04

Persons Deemed Owners.

The Servicer, the Depositor, the Securities Administrator, the NIMS Insurer, if any, and any agent of the Servicer, the Depositor, the Securities Administrator or the NIMS Insurer, if any, may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Depositor, the Securities Administrator, the NIMS Insurer, if any, nor any agent of any of them shall be affected by notice to the contrary.

ARTICLE VI

THE DEPOSITOR

Section 6.01

Liability of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor herein.

Section 6.02

Merger or Consolidation of the Depositor.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation.  The Depositor will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Rating Agencies’ ratings of the Other NIM Notes, the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer, if any) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies to the Securities Administrator).

Section 6.03

Limitation on Liability of the Depositor and Others.

None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Depositor, as applicable, pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor and any director, officer, employee or agent of the Depositor may rely in good fai th on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, and any director, officer, employee or agent of the Depositor shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  Neither the Depositor shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor may in its discretion undertake any such action which it may deem necessary or de sirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, unless the Depositor acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor from the Collection Account, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Acc ount.

ARTICLE VII

CONCERNING THE SECURITIES ADMINISTRATOR

Section 7.01

Certain Matters Affecting the Securities Administrator.

(a)

Except as otherwise provided herein:

(i)

The Securities Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Securities Administrator may accept a copy of the vote of the board of directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Securities Administrator of written notice to the contrary;

(ii)

The Securities Administrator may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Securities Administrator shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

(iii)

The Securities Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(iv)

The Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(v)

The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

(vi)

The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not assured to the Securities Administrator by the security afforded to it by the terms of the Trust Agreement, the Securities Administrator may require indemnity against such expense or liability as a condition to taking any such action;

(vii)

The Securities Administrator may execute any of the trusts or powers under the Trust Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement, provided that any agent appointed by the Securities Administrator hereunder shall be entitled to all of the protections of the Securities Administrator under this Agreement;

(viii)

Whenever the Securities Administrator is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so hereunder;

(ix)

The permissive right or authority of the Securities Administrator to take any action enumerated in this Agreement shall not be construed as a duty or obligation;

(x)

The Securities Administrator shall not be deemed to have notice of any matter, including without limitation any Event of Default, unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof is received by the Securities Administrator at its Corporate Trust Office and such notice references the applicable Certificates generally, the applicable Servicer or Seller, the Trust or this Agreement;

(xi)

The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer or the Master Servicer;

(xii)

Subject to the other provisions of this Agreement and without limiting the generality of this Section 7.01, the Securities Administrator shall not have any duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see the maintenance of any such recording of filing or depositing or to any rerecording, refiling or redepositing any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of any S ervicer delivered to the Securities Administrator believed by the Securities Administrator to be genuine and to have been signed or presented by the proper party or parties;

(xiii)

The Securities Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder; and

(xiv)

Anything in this Agreement to the contrary notwithstanding, in no event shall the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)

All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Securities Administrator may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Securities Administrator shall be brought in name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Securities Administrator, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 7.02

Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained in the Trust Agreement and in the Certificates (other than the signature of the Securities Administrator and the representations and warranties made in Section 7.07 hereof) shall be taken as the statements of the Depositor, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations or warranties as to the validity or sufficiency of the Trust Agreement, any Supplemental Trust Agreement or of the Certificates (other than the signature of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document. The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of th e Mortgage Loans or deposited in or withdrawn from any Collection Account, the Master Servicer Account or the Distribution Account other than any funds held by or on behalf of the Securities Administrator in accordance with Section 3.01.

Section 7.03

Securities Administrator May Own Certificates.

The Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Securities Administrator.

Section 7.04

Custodian’s and Securities Administrator’s Fees, Expenses and

Indemnification.

The Securities Administrator shall be entitled to reimbursement for all reasonable expenses and disbursements incurred or made by the Securities Administrator in accordance with any of the provisions of the Trust Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith, willful misconduct or breach of contract by the Securities Administrator or any expense that does not constitute an “unanticipated expense” with the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). On each Distribution Date, the Securities Administrator may withdraw from the amount on deposit in the REMIC I Distribution Account, its expenses (subject to the limits set forth therein). T he Securities Administrator, the Custodian and any director, officer, employee or agent of the Securities Administrator and the Custodian shall be indemnified and held harmless by the Trust against any loss, liability or expense thereof, including reasonable attorney’s fees and expenses, incurred, arising out of or in connection with the Trust Agreement, the Servicing Agreement, any custody agreement or the Certificates, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Trust, the Custodian or the Securities Administrator or any director, officer, employee or agent thereof, or the performance of any of the Securities Administrator’s or Custodian’s duties under the Trust Agreement, the Servicing Agreement or any custody agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract (except with respect to the Custodian) in the performance of its respective duties under the Trust Agreement, the Servicing Agreement or any custody agreement or by reason of reckless disregard of obligations and duties under the Trust Agreement, the Servicing Agreement or any custody agreement or any expense that does not constitute an “unanticipated expense” with the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). The Securities Administrator hereby agrees to pay the fees of the Custodian pursuant to the terms of a separate agreement between the Custodian and the Securities Administrator and the payment of such fees (as set forth in such separate agreement) shall be the sole obligation with respect to the Custodian of the Securities Administrator; provided, however, tha t the Depositor shall pay any expenses or indemnified amounts to the Custodian. The provisions of this Section 7.04 shall survive (a) the termination of the Trust Agreement, the Servicing Agreement or any custody agreement and (b) the resignation or removal of the Securities Administrator or the Custodian, as the case may be.

Section 7.05

Resignation and Removal of the Securities Administrator.

The Securities Administrator may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement by giving written notice thereof to the Depositor, the Master Servicer, the Servicer, the Trustee and to all Certificateholders. Upon receiving such notice of resignation, the Trustee shall promptly appoint a successor securities administrator by written instrument, in triplicate, which instrument shall be delivered to the resigning Securities Administrator and to the successor securities administrator. A copy of such instrument shall be delivered to the Depositor, the Certificateholders and the Servicer by the Trustee. If no successor securities administrator shall have been so appointed and have accepted appointment within sixty (60) days after the giving of such notice of resignation, the resigning Securities Administrator may petition any cou rt of competent jurisdiction for the appointment of a successor securities administrator.

The Depositor may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the Securities Administrator so removed and to the successor securities administrator. If the Depositor executes such an instrument, then the Depositor shall deliver a copy of such instrument to the Certificateholders, the Trustee and each Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Trustee, the Securities Administrator so removed and the successor securities administrator so appointed. A copy of such instrument shall be delivered to the Certificateholders and each Servicer and Seller by the Securities Administrator.

Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor securities administrator as provided in Section 7.06 hereof.

Section 7.06

Successor Securities Administrator.

Any successor securities administrator appointed as provided in Section 7.05 shall execute, acknowledge and deliver to the Trustee and to the predecessor securities administrator an instrument accepting such appointment under the Trust Agreement and thereupon the resignation or removal of the predecessor securities administrator shall become effective and such successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as securities administrator therein. The predecessor securities administrator shall deliver to the successor securities administrator, all Mortgage Files and related documents and statements held by it under the Trust Agreement and the Trustee and the predecessor securities administrat or shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor securities administrator, all such rights, powers, duties and obligations.

Upon acceptance of appointment by a successor securities administrator as provided in this Section, the Trustee shall mail notice of the succession of such securities administrator under the Trust Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register.

Notwithstanding anything to the contrary contained herein, the appointment of any successor securities administrator pursuant to any provisions of this Agreement will be subject to the prior written consent of the Trustee, which consent will not be unreasonably withheld.

Section 7.07

Representations and Warranties of the Securities Administrator.

The Securities Administrator hereby represents and warrants to the Depositor, the Master Servicer, the Servicer and the Trustee that as of the Closing Date or as of such other date specifically provided herein:

(a)

It is a national banking association and has been duly organized, and is validly existing in good standing under the laws of the United States with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

(b)

The Trust Agreement has been duly executed and delivered by it, and, assuming due authorization, execution and delivery by the Depositor, constitutes a legal, valid and binding agreement of such entity, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(c)

The execution, delivery and performance by it of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof,

(d)

The execution and delivery of this Trust Agreement by it have been duly authorized by all necessary corporate action on its part; none of the execution and delivery by it of the Trust Agreement, consummation of the transactions therein contemplated, or compliance by it with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of its articles of organization or by-laws or any law, governmental rule or regulation or any judgment, decree or order binding on it to its knowledge or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound; and

(e)

There are no actions, suits or proceedings pending or, to its knowledge, threatened or asserted against it, before or by any court, administrative agency, arbitrator or government body (A) with respect to any of the transactions contemplated by the Trust Agreement or (B) with respect to any other matter which in its judgment will be determined adversely to it and will if determined adversely to it materially adversely affect its ability to perform its obligations under the Trust Agreement.

Section 7.08

Eligibility Requirements for the Securities Administrator.

The Securities Administrator shall at all times be a corporation or national banking association that is not an Affiliate of the Depositor organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of its conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Securities Administ rator shall cease to be eligible in accordance with the provisions of this Section, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 11.05. In addition, the Securities Administrator (a) may not be an originator of Mortgage Loans, the Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the Securities Administrator and (b) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency that has rated the Securities Administrator, or the equivalent rating by S&P or Moody’s.

ARTICLE VIII

THE TRUSTEE

Section 8.01

Duties of Trustee.

The Trustee, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  During a Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement or the Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)

Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

(ii)

The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer, if any, or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

Section 8.02

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 8.01:

(i)

The Trustee may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)

The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer, if any, or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer, if any, or such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercis e as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer, if any, or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the NIMS Insurer, if any, or such Certificateholders, the Trustee may require reasonable i ndemnity against such expense, or liability from the NIMS Insurer, if any, or such Certificateholders as a condition to taking any such action;

(vi)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

(vii)

The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the Supplemental Interest Account at the direction of the Servicer pursuant to the Servicing Agreement or the Holders of the majority of the Percentage Interest in the Class C Certificates, pursuant to Section 4.09, as applicable; and

(viii)

Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Trustee, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor, and the Trustee shall not assume any responsibility for their correctness.  The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of the Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than any funds held by or on behalf of the Trustee in accordance with the Servicing Agreement.

Section 8.04

Trustee May Own Certificates.

The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may transact banking and/or trust business with the Seller, the Depositor, the Servicer or their Affiliates.

Section 8.05

Trustee’s Fees and Expenses.

The Trustee’s fee shall be paid by the Securities Administrator. The Trustee shall be entitled to reimbursement for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Trust Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith, willful misconduct or breach of contract by the Trustee. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust against any loss, liability or expense thereof, including reasonable attorney 46;s fees, incurred, arising out of or in connection with the Trust Agreement, any custody agreement or the Certificates, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Trust or the Trustee or any director, officer, employee or agent thereof, or the performance of any of the Trustee’s duties under the Trust Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract in the performance of duties under the Trust Agreement or by reason of reckless disregard of obligations and duties under the Trust Agreement or that do not constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee.

Section 8.06

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a Person (other than the Depositor, the Seller, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07

Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMS Insurer, if any, the Depositor, the Servicer and the Certificateholders.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee acceptable to the NIMS Insurer, if any, and to the Holders of Certificates entitled to at least 51% of the Voting Rights.  A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent juri sdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, if any, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer, if any, may remove the Trustee and the Depositor may appoint a successor Trustee, acceptable to the NIMS Insurer, if any, and to the Holders of Certificates entitled to at least 51% of the Voting Rights, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee.  A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights, with the consent of the NIMS Insurer, if any, may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by the NIMS Insurer, if any, or such Holders, as applicable, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.  A copy of such instrument shall be delivered to the NIMS Insurer, if any, the Certificateholders and the Servicer by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08

Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein.  The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor Trustee hereunder), and the Depositor and the predec essor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the ratings of any of the Other NIM Notes or of any Class of Certificates or of the shadow ratings of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer, if any) by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and the Swap Counterparty.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09

Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1, or property securing the same may at the time be located, the Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer, if any, to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC 1, and to vest in such Person or Persons, in such capacity, such title to REMIC 1, or any part thereof and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.  If the Servicer shall not h ave joined in such appointment or the NIMS Insurer, if any, shall not have approved such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.  If such appointment is at the request of the Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee’s funds.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC 1, or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11

Appointment of Custodians.

The Depositor and the Servicer may appoint one or more Custodians to hold all or a portion of the Mortgage Files on behalf of the Trust, by entering into a Custodial Agreement.  LaSalle Bank, N.A. shall initially serve as the Custodian.  The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Servicer to the Trustee and the consent of the NIMS Insurer, the consent to which shall not be unreasonably withheld.  Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian.  Each Custodian shall be a depository institution or trust company subject t o supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  Each Custodial Agreement may be amended only as provided in Section 11.01.  In order to comply with its duties under the U.S. Patriot Act, the Custodian shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties’ name, address, and other identifying information.

Section 8.12

Appointment of Office or Agency.

The Securities Administrator will appoint an office or agency in Minneapolis, Minnesota where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.  As of the Closing Date, the Securities Administrator designates its offices located at the Corporate Trust Office for such purpose.

Section 8.13

Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Servicer and the Depositor, as of the Closing Date, that:

(i)

it is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii)

the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)

it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)

this Agreement, assuming due authorization, execution and delivery by the Servicer, the Depositor, the Securities Administrator and the Master Servicer constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

ARTICLE IX

TERMINATION

Section 9.01

Termination Upon Purchase or Liquidation of All Mortgage Loans.

(a)

Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Securities Administrator and the Trustee (other than the obligations of the Servicer to the Trustee pursuant to Section 8.05 and of the Servicer to provide for and the Securities Administrator to make payments in respect of the REMIC 1 Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests, REMIC 3 Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon the payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Securities Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all M ortgage Loans and each REO Property remaining in REMIC 1 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC 1; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.  The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC 1 shall be at a price (the “Termination Price”) equal to (a) if the Terminator is the Servicer, 100% of the aggregate Stated Principal Balance of all the Mortgage Loans included in REMIC 1 and accrued interest on the Stated Principal Balance of each such Mortgage Loan at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the r elated Mortgagor or by an advance by the Servicer to but not including the first day of the month in which such purchase is to be effected, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion and (b) if the Terminator is the NIMS Insurer, if any, the aggregate Certificate Principal Balance of all the Certificates, and any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer, if any, for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, if any, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid and any amounts payable by the Trust to the Swap Counterparty pursuant to the Swa p Agreement, including any Swap Termination Payment payable by the Trust including any interest on such Swap Termination Payment at the applicable rate set forth in the Swap Agreement from the Early Termination Date until such Swap Termination Payment is paid.

(b)

The Servicer shall have the right and, if the Servicer does not exercise such right, the NIMS Insurer, if any, shall have the right (the party exercising such right, the “Terminator”) to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph on or after the Optional Termination Date; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund as of the last day of the related Due Period is equal to or less than 10% of the Cut-off Date Principal Balance of the Closing Date Mortgage Loans.  Additionally, if the Terminator is the S ervicer, the Terminator may elect to  purchase all of the Mortgage Loans and each REO Property in REMIC 1 pursuant to clause (i) of the preceding paragraph only if the Termination Price (A) is equal to or less than the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.01(c)), (B) will result in distributions on the Certificates sufficient (together with all amounts received under the Indenture other than on account of the Certificates) to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer, if any, for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, if any, in each case, with interest there on at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid (unless the NIMS Insurer, if any, consents to a lesser Termination Price) and (C) will result in distributions to the Swap Counterparty sufficient to pay in full all amounts payable by the Trust to the Swap Counterparty pursuant to the Swap Agreement, including any Swap Termination Payment payable by the Trust including any interest on such Swap Termination Payment at the applicable rate set forth in the Swap Agreement from the Early Termination Date until such Swap Termination Payment is paid, provided however, that if the terminator is the NIM Insurer, clause (b) of the preceding sentence shall not apply.  The Terminator shall give notice to the Securities Administrator and the Swap Counterparty of its election to purchase all Mortgage Loans and REO Properties remaining to REMIC 1 no later than four Business Days prior to the related Determination Date in the month immediately preceding the Distrib ution Date on which the Certificates will be retired; provided that the Terminator, or the Securities Administrator on its behalf, may request a non-binding estimate of the Swap Termination Payment due upon the exercise of the right of repurchase pursuant to this Section 9.01 prior to such Determination Date.  By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree for so long as any NIM Notes are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(c)

Notice of the liquidation of the REMIC 1 Regular Interests shall be given promptly by the Securities Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 1 Regular Interests and the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein de signated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC 1 Regular Interests or the related Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator designated in such notice for purposes of such surrender.  The Securities Administrator shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Custodial Account pursuant to Section 3.04 of the Servicing Agreement and (ii) any other amounts otherwise payable by the Securities Administrator to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below.  Upon certification to the Trustee by a Servicing Representative of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d)

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to Credit Suisse Securities (USA) LLC and Barclays Capital Inc., equally, all such amounts, and all rights of non-tender ing Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

Section 9.02

Additional Termination Requirements.

(a)

In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC 1 pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)

The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each Trust REMIC, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Depositor obtained at the expense of the Terminator;

(ii)

During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC 1 to the Terminator for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)

At the expense of the Terminator, the Securities Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to the Section 9.02(a).

(c)

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

Section 10.01

REMIC Administration.

(a)

The Securities Administrator shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, copies of which forms and returns shall promptly be furnished by the Securities Administrator to the NIMS Insurer, if any.  For the purposes of the REMIC election in respect of REMIC 1, the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 and the Class R-1 Interest shall be designated as the Residual Interest in REMIC 1.  For the purposes of the REMIC election in respect of REMIC 2, the REMIC 2 Regular Interests shall be designated as the Regular Interests in REMIC 2 and the Class R-2 Interest shall be designated as the Residual Interest in REMIC 2.  The REMIC 3 Regular Interests shall be designated as the Regular Interests in REMIC 3 and the Class R-3 Interest shall be designated as the Residual Interest in REMIC 3.  The Securities Administrator shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) other than the REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests and the interests represented by the Certificates.

(b)

The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Distribution Date occurring in April 2036.

(c)

The Securities Administrator shall pay, out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The Securities Administrator, as agent for each Trust REMIC’s tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audi t by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Securities Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder.  By its acceptance thereof, each such holder hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person of each respective REMIC.

(d)

The Securities Administrator shall prepare, sign and file in a timely manner, all of the Tax Returns in respect of each REMIC created hereunder, copies of which Tax Returns shall be promptly furnished to the NIMS Insurer, if any.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.  The Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Securities Administrator to enable it to perform its respective obligations under this Article.

(e)

The Securities Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or such other compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate (or other person designated in Section 860E(e)(3) of the Code) and to the Internal Revenue Service such information as is necessary for the computation of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the R EMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC.  The Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.  The Depositor shall also provide such information or data to the NIMS Insurer, if any.

(f)

The Securities Administrator shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist the Securities Administrator, to the extent reasonably requested by the Securities Administrator to do specific actions in order to assist in the maintenance of such status).  The Securities Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions set forth in Sect ion 860F(a) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Securities Administrator and the NIMS Insurer, if any, have received an Opinion of Counsel, addressed to the Securities Administrator and the NIMS Insurer, if any, (at the expense of the party seeking to take such action but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel.  The Securities Administrator shall deliver to the NIMS Insurer, if any, a copy of any such advice or opinion.  In addition, prior to taking any action with respect to any Trust REMIC or the assets thereof, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to a Trust REMIC, and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing.  The Securities Administrator may consult with counsel to make su ch written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator.  At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of REMIC 1 will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

If any tax is imposed on prohibited transactions of any Trust REMIC created hereunder pursuant to Section 860F(a) of the Code, on the net income from foreclosure property of any such REMIC pursuant to Section 860G(c) of the Code, or on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or if any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or (iii) otherwise against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)

Reserved.

(i)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(j)

Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)

Neither the Securities Administrator nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services or permit any Trust REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(l)

The Securities Administrator shall treat each of the Reserve Fund and the Supplemental Interest Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holders of the Class C Certificates and that is not an asset of any REMIC.  The Securities Administrator shall treat the beneficial owners of the Certificates (other than the Class P Certificates, the Class C Certificates and the Residual Certificates) as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates.  Pursuant to each such notional principal contract, all beneficial owners of the Certificates (other than the Class P Certificates, the Class C Certificates and the Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Cla ss C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in REMIC 3 corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class C Shortfall”).  A Class C Shortfall payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class C Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding Certificate Principal Balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the beneficial owner of the Class C Certificates shall be treated as having agreed to pay the Net WAC Rate Carryover Amounts.  Any payments on the Certificates in light of the foregoing shall not be payments with respect to a “re gular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class C Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their interests in REMIC 3 and as having been paid by such beneficial owners to the Supplemental Interest Account pursuant to the notional principal contract.  Thus, each Certificate (other than the Class P Certificates, the Class C Certificates and the Residual Certificates) shall be treated as representing ownership of not only regular interests in REMIC 3, but also ownership of an interest in (and obligations with respect to) a notional principal contract.  For purposes of determining the issue price of the regular interests in REMIC 3, the Securities Administrator shall assume that the notional principal contract has a value of $10,000 as of the Closing Date in favor of the Certificates (other than the Class C Certificates, the Cl ass P Certificates and the Residual Certificates) and shall allocate such value proportionately to each such Class of Certificates based on such Class’s initial Certificate Principal Balance.

Section 10.02

Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Securities Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 1, (iii) the termination of REMIC 1 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contrib utions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it and the NIMS Insurer, if any, have received an Opinion of Counsel, addressed to the Securities Administrator and the NIMS Insurer, if any, (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Securities Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 10.03

Securities Administrator, Master Servicer, Servicer and Depositor
                        Indemnification.

(a)

The Securities Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor the Master Servicer or the Servicer as a result of a breach of the Securities Administrator’s covenants set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Securities Administrator.

(b)

The Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Securities Administrator for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor the Master Servicer or the Securities Administrator as a result of a breach of the Servicer’s covenants set forth in Article III of the Servicing Agreement or this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Servicer or any subservicer.

(c)

The Depositor agrees to indemnify the Trust Fund, the Master Servicer the Servicer and the Securities Administrator for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Servicer the Master Servicer or the Securities Administrator as a result of a breach of the Depositor’s covenants set forth in this Article X.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01

Amendment.

This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Trustee, the Securities Administrator and, if applicable, the Custodian, with the consent of the NIMS Insurer, if any, and if necessary, with the prior written consent of the Swap Counterparty (as described below), and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Securities Administrator the NIMS Insurer, if any, the Depositor and the Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder or (iv) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that, in each case, such action shall not, as evidenced by an Opinion of Counsel delivered to the parties hereto and the NIMS Insurer, if any, adversely affect in any material respect the interests of any Certifi cateholder and, provided, further, that (A) such action will not affect in any material respect the permitted activities of the Trust and (B) such action will not increase in any material respect the degree of discretion which the Servicer is allowed to exercise in servicing the Mortgage Loans.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer, if any, and if necessary, with the prior written consent of the Swap Counterparty (as described below), and with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certif icate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

In addition to the provisions of this Section 11.01 and as long as the Swap Counterparty remains the Swap Counterparty under the Swap Agreement or is owed any amounts under this Agreement, the prior written consent of the Swap Counterparty shall be necessary for the adoption of any proposed amendment of this Agreement that, in the Swap Counterparty’s reasonable determination, materially affects the Swap Counterparty’s rights or interests under this Agreement, including, but not limited to, the right to receive any Net Swap Payment or Swap Termination Payment due and owing to it under this Agreement; provided that any such consent of the Swap Counterparty shall not be unreasonably withheld.

Notwithstanding any contrary provision of this Agreement, the Securities Administrator and the NIMS Insurer, if any, shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any such amendment the Securities Administrator shall furnish a copy of such amendment to each Certificateholder and the NIMS Insurer, if any.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Securities Administrator or the Trust Fund.

The Securities Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02

Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator for 15 days after its receipt of such notice, reque st and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in eq uity.

Section 11.04

Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05

Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Servicer, 1661 Worthington Road, CentrePark West, West Palm Beach, FL  33409 Attention: Secretary, or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Servicer, (b) in the case of the Trustee, U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attn: Structured Finance/BancCap 2006-1 or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trustee, (c) in the case of the Depositor, BancCap Asset Securitization Issuance Corporation, 553 Capital Drive, Lak e Zurich, Illinois 60047, or such other address or telecopy number as may be furnished to the other parties hereto in writing by the Depositor, (d) in the case of the Swap Counterparty, as provided in the Swap Agreement, (e) in the case of the NIMS Insurer, if any, the NIMS Insurer’s address or telecopy number as set forth in the Indenture, or such other addresses or telecopy number as may be furnished to the other parties hereto in writing by the NIMS Insurer, and (f) in the case of the Securities Administrator, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951  or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Securities Administrator,.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Servicer default shall be given by telecopy and b y certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07

Notice to the Rating Agencies, the Swap Counterparty and the NIMS Insurer.

The Securities Administrator shall use its best efforts promptly to provide notice to the Rating Agencies, the Swap Counterparty and the NIMS Insurer, if any, with respect to each of the following of which it has actual knowledge:

1.

Any amendment to this Agreement;

2.

Reserved;

3.

The resignation or termination of the Trustee or the Securities Administrator;

4.

The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

5.

The final payment to the Holders of any Class of Certificates;

6.

Any change in the location of the Collection Account or the Distribution Account;

7.

The Securities Administrator were it to succeed as Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

8.

Reserved.

In addition, the Securities Administrator shall promptly make available to each Rating Agency and the Swap Counterparty copies of each Statement to Certificateholders described in Section 4.03 hereof each annual independent public accountants’ servicing report described in Section 3.21 hereof.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) Moody’s Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention:  MBS Monitoring/BASIC Asset Backed Securities Trust 2006-1, (ii) Standard & Poor’s Rating Services, Inc., 55 Water Street, New York, NY 10041, (iii) Fitch Ratings, One State Street Plaza, New York, NY 10004, (iv) Credit Suisse International, One Cabot Square, London E14 4QJ, England, Attention:  Head of Credit Risk Management and the NIMS Insurer, if any, at the address provided in Section 11.05.

In addition, each party hereto agrees that it will furnish or make available to the NIMS Insurer, if any, a copy of any opinions, notices, reports, schedules, certificates, statements, rating confirmation letters or other information that are furnished hereunder to the Securities Administrator or the Certificateholders.

Section 11.08

Article and Section References.

All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.09

Third-Party Beneficiaries.

(a)

The NIMS Insurer, if any, shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto.  Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the NIMS Insurer hereunder (i) shall be suspended whenever rights of the NIMS Insurer under the Indenture (other than the right to consent to amendments to the Indenture) are suspended and (ii) except in the case of any right to indemnification hereunder shall permanently terminate upon the later to occur of (A) the payment in full of the Insured NIM Notes as provided in the Indenture and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer as provided in the Indenture.

(b)

The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto.  Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Swap Counterparty hereunder shall permanently terminate upon the later to occur of (i) the termination of the Swap Agreement, and (ii) the payment in full to the Swap Counterparty, of any amounts owed to it under the Swap Agreement.

(c)

Ocwen Financial Corporation shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto (in order to enforce obligations relating to rights against Originators).

Section 11.10

Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other property specified in Section 2.01 by the Depositor to the Trustee be, and be construed as, a sale and not a pledge to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans or other property conveyed to the Trustee pursuant to Section 2.01 are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans and all other property conveyed to the Trustee pursuant to Section 2.01 by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 a nd 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans and all other property conveyed to the Trustee pursuant to Section 2.01 in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence.  Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and asset s constituting the Trust Fund by the Depositor to the Trustee.

Section 11.11

Non-Rated Transactions

The Program Administrator will submit all transaction documents for any non-rated securitization transaction to which the Sellers are a party to the Rating Agencies for review.  The Program Administrator will pay any fees and expenses related to this review.

Section 11.12

Additional Information.

Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

IN WITNESS WHEREOF, the Depositor, the Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION,

  as Depositor

By:     /s/ Michael W. Trickey

Name:     Michael W. Trickey

Title:       Authorized Officer

OCWEN LOAN SERVICING, LLC,

  as Servicer

By:     /s/ Richard Delgado

Name:     Richard Delgado

Title:       Authorized Representative

U.S. BANK NATIONAL ASSOCIATION,

  as Trustee

By:     /s/ Shannon M. Rantz

Name:     Shannon M. Rantz

Title:       Vice President

WELLS FARGO BANK, N.A.,

  as Securities Administrator and Master Servicer

By:     /s/ Amy Doyle

Name:     Amy Doyle

Title:       Vice President

STATE OF Illinois                            )

                                                           )

ss.:

COUNTY OF Lake                            )

On April 7th, 2006 before me, Michael W. Trickey, personally appeared Buffalo Grove, Il, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature: /s/ Brandon Tran

(Seal)

STATE OF Florida                             )

)

ss.:

COUNTY OF Palm Beach                  )

On April 6th, 2006 before me, Richard Delgado, personally appeared Authorized Rep, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature: /s/ Patricia A. Robertson

(Seal)

STATE OF Minnesota                      )

                                                          )  ss.:

COUNTY OF Ramsey                      )

On April __, 2006 before me, Shannon M Rantz, personally appeared or personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature: /s/ Trisha L. Willett

(Seal)

STATE OF Maryland                         )

                                                           )

ss.:

COUNTY OF Anne Arundel              )

On the 7th of April, 2006 before me a notary public in and for said state, personally appeared Amy Doyle, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the national banking associations that executed the within instrument and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Signature: /s/ Joanne K. Stahling

(Seal)

EXHIBIT A-1

[RESERVED]

EXHIBIT A-2

FORM OF CLASS A1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$93,573,000
Original Class Certificate Principal Balance of this Class	:	$93,573,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAA5
Class	:	A1
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1

Mortgage Pass-Through Certificates,

Series 2006-1

Class A1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A1 Certificate (obtained by dividing the Denomination of this Class A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class A1 Certificates referenced in
the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class A1 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-3

FORM OF CLASS A2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$57,427,000
Original Class Certificate Principal Balance of this Class	:	$57,427,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAB3
Class	:	A2
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class A2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A2 Certificate (obtained by dividing the Denomination of this Class A2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class A2 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class A2 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-4

FORM OF CLASS A3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$11,386,000
Original Class Certificate Principal Balance of this Class	:	$11,386,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAC1
Class	:	A3
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class A3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class A3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class A3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A3 Certificate (obtained by dividing the Denomination of this Class A3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class A3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class A3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class A3 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class A3 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-5

[RESERVED]

EXHIBIT A-6

FORM OF CLASS M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES AND THE CLASS A3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$16,196,000
Original Class Certificate Principal Balance of this Class	:	$16,196,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAD9
Class	:	M-1
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class M-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class M-1 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class M-1 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-7

FORM OF CLASS M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES, THE CLASS A3 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$13,085,000
Original Class Certificate Principal Balance of this Class	:	$13,085,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAE7
Class	:	M-2
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1

Mortgage Pass-Through Certificates,

Series 2006-1

Class M-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servcier (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class M-2 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class M-2 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-8

FORM OF CLASS M-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES, THE CLASS A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$ 6,864,000
Original Class Certificate Principal Balance of this Class	:	$ 6,864,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAF4
Class	:	M-3
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class M-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class M-3 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class M-3 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-9

FORM OF CLASS M-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES, THE CLASS A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$ 2,896,000
Original Class Certificate Principal Balance of this Class	:	$ 2,896,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAG2
Class	:	M-4
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class M-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class M-4 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class M-4 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-10

FORM OF CLASS M-5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES, THE CLASS A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$ 2,252,000
Original Class Certificate Principal Balance of this Class	:	$ 2,252,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAH0
Class	:	M-5
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class M-5

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class M-5 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class M-5 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securiteis Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-11

FORM OF CLASS M-6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES, THE CLASS A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$2,145,000
Original Class Certificate Principal Balance of this Class	:	$2,145,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	$2,145,000
Class	:	M6
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class M-6

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servcier (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer of this Certificate is to be made without registration under the 1933 Act (other than in connection with the initial sale thereof to the initial purchasers or the initial issuance thereof), then the Securities Administrator shall refuse to register such transfer unless it receives either (i)  an investment letter delivered to the Securities Administrator, in substantially the form attached to the Trust Agreement as Exhibit J and a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933  or (ii) a transferor certificate (in substantially the form attached to the Trust Agreement as Exhibit L) and the transferee to an investment letter (in substantially the form attached to the Trust Agreement as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class M-6 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class M-6 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-12

FORM OF CLASS M-7 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES, THE CLASS A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$2,145,000
Original Class Certificate Principal Balance of this Class	:	$2,145,000
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAN7
Class	:	M-7
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class M-7

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servcier (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer of this Certificate is to be made without registration under the 1933 Act (other than in connection with the initial sale thereof to the initial purchasers or the initial issuance thereof), then the Securities Administrator shall refuse to register such transfer unless it receives either (i)  an investment letter delivered to the Securities Administrator, in substantially the form attached to the Trust Agreement as Exhibit J and a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 or (ii) a transferor certificate (in substantially the form attached to the Trust Agreement as Exhibit L) and the transferee to an investment letter (in substantially the form attached to the Trust Agreement as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class M-7 Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class M-7 Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee, the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-13

FORM OF CLASS C CERTIFICATE

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A1 CERTIFICATES, THE CLASS A2 CERTIFICATES, THE CLASS A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$6,543,679
Original Class Certificate Principal Balance of this Class	:	$6,543,679
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAJ6
Class	:	C
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Securities Administrator and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Securities Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Securities Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class C Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class C Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-14

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$100
Original Class Certificate Principal Balance of this Class	:	$100
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAK3
Class	:	P
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Securities Administrator and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Securities Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Securities Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class P Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class P Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT A-15

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS “RESIDUAL INTERESTS” IN THREE SEPARATE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE (EACH “A PLAN”) OR TO A PERSON USING ASSETS OF A PLAN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A “DISQUALIFIED ORGANIZATION,” AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A “DISQUALIFIED ORGANIZATION,” AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, March 1, 2006
First Distribution Date	:	April 25, 2006
Initial Certificate Principal Balance of this Certificate (Denomination)	:	$0
Original Class Certificate Principal Balance of this Class	:	$0
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	06983NAL1
Class	:	R
Final Scheduled Distribution Date	:	April, 2036
Assumed Final Maturity Date	:	April, 2036

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1
Class R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”).

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class R Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class R Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Class R Certificate (obtained by dividing the Denomination of this Class R Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by BancCap Asset Securitization Issuance Corporation (the “Depositor”).  The Trust was created pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., as the securities administrator and master servicer (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class R Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class R Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Securities Administrator and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Securities Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Securities Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Securities Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Securities Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Securities Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any Disqualified Organization acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class R Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: April 7, 2006

BASIC ASSET BACKED SECURITIES TRUST 2006-1

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By _______________________________________________

This is one of the Class R Certificates referenced in

the within-mentioned Agreement

By

Authorized Signatory of

Wells Fargo Bank, N.A., as Securities Administrator

[Reverse of Class R Certificate]

BASIC ASSET BACKED SECURITIES TRUST 2006-1
Mortgage Pass-Through Certificates,
Series 2006-1

This Certificate is one of a duly authorized issue of Certificates designated as Basic Asset Backed Securities Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee the Securities Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Trustee, the Securities Administrator, and any agent of the Depositor, the, the Trustee or the Securities Administrator, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Securities Administrator, if any, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer (or if the servicer fails to exercise such option, the NIMS Insurer, if any) may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust.

By acceptance of the Class R Certificates the Holders of the Class R Certificates agree that, in connection with any amounts distributable to the Holders of the Class R Certificates pursuant to Section 4.01(e) of the Agreement, their rights to receive the amounts so distributable are assigned and transferred and any such amounts shall be paid by the Securities Administrator out of the Trust Fund, and to the extent received by the Holders of the Class R Certificates they shall pay any such amounts, to the Holders of the Class C Certificates. By acceptance of the Class R Certificates, the Holders of the Class R Certificates direct the Securities Administrator to pay any amounts due to the Holders of the Class R Certificates on the first Distribution Date to the Holders of the Class C Certificates

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _________________________________________

_______________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number

or, if mailed by check, to

Applicable statements should be mailed to

This information is provided the assignee named above, as its agent.

EXHIBIT B

FORM OF SWAP AGREEMENT

See Exhibit 99.4 filed herewith

EXHIBIT C

[RESERVED]

EXHIBIT D

MORTGAGE LOAN SCHEDULE

Copies of the Mortgage Loan Schedule (which has been intentionally omitted from this filing) may be obtained from BancCap Asset Securitization Issuance Corp. by contacting:

Michael W. Trickey

BancCap Asset Securitization Issuance Corp.

553 Capital Drive

Lake Zurich, IL  60047

Telephone:  (847) 540-6554

Facsimile:  (847) 955-0392

EXHIBIT E-1

[RESERVED]

EXHIBIT E-2

FORM OF  SALE AND ASSIGNMENT AGREEMENT

See Exhibits 99.1 and 99.2  filed  herewith

EXHIBIT F-1

[RESERVED]

EXHIBIT F-2

[RESERVED]

EXHIBIT G

FORM OF RESIDUAL NIM HOLDER CERTIFICATE

Wells Fargo Bank, N.A.

P. O. Box 98

Columbia, MD 21046

Re:  Trust Agreement (the “Trust Agreement”), dated as of March  1, 2006 among BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as securities administrator and master servicer (the “Securities Administrator” or “Master Servicer,” as applicable) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”)

Ladies and Gentlemen:

The undersigned hereby certifies that the undersigned is the Residual NIM Holder and further certifies that the undersigned is not an Affiliate of BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, a Delaware corporation. Capitalized terms used in this certificate without definition have the meaning given to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [______________], 200[__].

[_________________________]

By: ________________________________________________

Name: ______________________________________________

Title: _______________________________________________

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

I, as ___________________________ (title) of LaSalle Bank, National Association (the “Custodian”), am authorized to make this Affidavit on behalf of LaSalle Bank, National Association.  In connection with the administration of the Purchased Mortgage Loans held by LaSalle Bank, National Association as Custodian on behalf of BASIC Asset Backed Securities Trust 2006-1 (the “Investor”), _______________ (hereinafter called “Deponent”), being duly sworn, deposes and says that:

Custodian’s address is:

LaSalle Bank, National Association
2571 Busse Road

 Suite 200, Dock 49

 Elk Grove Village, Illinois 60007

 Attention:  Mark Jerva

Such Mortgage Note and/or Assignment or Mortgage is not outstanding pursuant to a Request for Release of Documents and Receipt;

Aforesaid Mortgage Note and/or Assignment of Mortgage (hereinafter called the “Original”) has been lost;

Deponent has made or has caused to be made diligent search for Original and has been unable to find or recover same;

The Custodian was the Custodian of the Original at the time of loss; and

Deponent agrees that, if said Original should ever come into Custodian’s possession, custody or power, Custodian will immediately and without consideration surrender Original to the Owner or its agent.

Attached hereto is a true and correct copy of (i) the Mortgage Note, endorsed in blank by the borrower, and (ii) the Mortgage which secures the Mortgage Note, which Mortgage or Deed of Trust is recorded at ___________________

Deponent hereby agrees that the Custodian shall indemnify and hold harmless the Owner, its successors, and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Mortgage Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that it has already purchased a Mortgage Loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a Purchased Mortgage Loan evidenced by the Lost Note, (iv) the issuance of new instrument in lieu thereof and (v) any claim whether or not based upon or arising from honoring or refusing to honor the Original when presented by anyone (items (i) through (iv) above are hereinafter referred to as the “Losses”).

This Affidavit is intended to be relied on by the Owner, its successors, and assigns and _______________________ represents and warrants that it has the authority to perform its obligations under this Affidavit of Lost Note.

EXECUTED THIS ____ day of _______, 200_, on behalf of the Custodian by:

Signature

Typed Name

On this _________ day of _______________________, 200_, before me appeared ____________________________________________, to me personally know, who being duly sworn did say that she/he is the ______________________________ of ______________________, and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said _____________________________ acknowledged this instrument to be the free act and deed of said corporation.

Notary Public in and for the

State of

My Commission expires:

EXHIBIT I

FORM OF ERISA REPRESENTATION

[DATE]

BancCap Asset Securitization Issuance Corp.

553 Capital Drive

Lake Zurich, IL  60047

Wells Fargo Bank, N.A.

P. O. Box 98

Columbia, MD 21046

Re:  BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

___________________ (the “Transferee”) intends to acquire from __________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of the Class [____] Certificate of BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1 , (the “Certificates”), issued pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as securities administrator and master servicer (the “Securities Administrator” or “Master Servicer,” as applicable) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Trust Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer:

(A) In the case of the Class A Certificate and Mezzanine Certificates (except to the extent that such Certificate is an ERISA Restricted Certificate), the transferee is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer and the following statements in either (1) or (2) are accurate:

_____ (1)

Prior to the termination of the Swap Agreement, the acquisition and holding of the ERISA-Restricted Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.or

_____ (2)

After the termination of the Swap Agreement, the Plan is eligible to hold certificates offered pursuant to the Underwriter’s Exemption.

(B) In the case of the ERISA Restricted Certificates, one of the following statements are accurate:

_____ (1)

the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer;

_____ (2)

the acquisition and holding of the ERISA-Restricted Certificate are eligible for exemptive relief under PTCE 95-60; or

_____ (3)

provides herewith the Securities Administrator with an Opinion of Counsel satisfactory to and on which the Depositor, the Securities Administrator and the Master Servicer may rely, that the purchase of the ERISA Restricted Certificates (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee, the Securities Administrator or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicer.

(C) In the case of the Class C Certificates, Class R Certificates and the Class P Certificates, one of the following statements are accurate:

_____ (1)

the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer; or

_____ (2)

 provides herewith the Securities Administrator with an Opinion of Counsel satisfactory to and on which the Depositor, the Securities Administrator and the Master Servicer may rely, that the purchase of the ERISA Restricted Certificates (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee, the Securities Administrator or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicer.  Each certificate owner of an ERISA Restricted Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a Plan Investor.

IN WITNESS WHEREOF, the Transferee executed this certificate.

_______________________________________

[Transferee]

By: __________________________________________

Name: ________________________________________

Title: _________________________________________

EXHIBIT J

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

BancCap Asset Securitization Issuance Corp.

553 Capital Drive

Lake Zurich, IL  60047

Wells Fargo Bank, N.A.

P. O. Box 98

Columbia, MD 21046

Re:  BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of :  BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1 (the “Certificates”), issued pursuant to a Trust Agreement dated as of March  1, 2006 (the “Agreement”) among BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as securities administrator and master servicer (the “Securities Administrator” or “Master Servicer,” as applicable) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By: _________________________________

Authorized Officer

FORM OF RULE 144A INVESTMENT LETTER

[DATE]

BancCap Asset Securitization Issuance Corp.

553 Capital Drive

Lake Zurich, IL  60047

Wells Fargo Bank, N.A.

P. O. Box 98

Columbia, MD 21046

Re:  BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1 (the “Certificates”), issued pursuant to a Trust Agreement dated as of March 1, 2006 (the “Agreement”) among BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as securities administrator and master servicer (the “Securities Administrator” or “Master Servicer,” as applicable) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,

[NAME OF TRANSFEREE]

By: ____________________________________

Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis at least $100,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

_____

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

_____

Bank. The Buyer (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

_____

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, and not more than 18 months preceding such date of sale for a foreign savings and loan association, or equivalent institution.

_____

Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

_____

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

_____

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_____

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

_____

Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisers Act of 1940.

_____

Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) if the Buyer is a dealer, securities that are part of an unsold allotment to or subscription by the Buyer as a participant in a public offering, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer did not include any of the securities referred to in this paragraph.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer, except the Buyer reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities were valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____	____	Will the Buyer be purchasing the Certificates only for the Buyer's own account?
Yes	No

6.

If the answer to the foregoing question is “no”, then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

7.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

___________________________________________

Print Name of Buyer

By: ________________________________________

Name: ______________________________________

Title: _______________________________________

Date: _______________________________________

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone owned and/or invested on a discretionary basis, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except where the Buyer or any member of the Buyer’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities of such entity were valued at market.

_____

The Buyer owned and/or invested on a discretionary basis, $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, or owned by the Buyer’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.

____	____	Will the Buyer be purchasing the Certificates only for the Transferee's own account?
Yes	No

6.

If the answer to the foregoing question is “no”, then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

7.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

_____________________________________________

Print Name of Buyer or Adviser

By: __________________________________________

Name: ________________________________________

Title: _________________________________________

IF AN ADVISER:

_____________________________________________

Print Name of Buyer

Date: ________________________________________

EXHIBIT K

FORM OF CLASS R CERTIFICATE TRANSFER AFFIDAVIT

TRANSFER AFFIDAVIT AND AGREEMENT

BASIC ASSET BACKED SECURITIES TRUST 2006-1

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

STATE OF ____________  )

) ss.:

COUNTY OF __________  )

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ________________________, the proposed Transferee of an Ownership Interest in the Class R Certificate (the “Certificate”) issued pursuant to the Trust Agreement, dated as of March 1, 2006 (the “Agreement”), relating to the above-referenced Certificates, among BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as securities administrator and master servicer (the “Securities Administrator” or “Master Servicer,” as applicable) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) of a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.

The Transferee’s taxpayer identification number is _____________.

9.

The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.

The Transferee is aware that the Certificate may be “noneconomic residual interests” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificates. The Transferee intends to pay taxes associated with holding the Certificate as they become due.

11.

The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its Vice President, attested by its Secretary, this ___ day of [__________].

[TRANSFEREE NAME]

By: __________________________________________

Name:  ____________________________________

Title:  _____________________________________

[Corporate Seal]

ATTEST:

______________________________

Secretary

On [__________, 200_] before me, _____________________________, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature _________________________________

(Seal)

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

BancCap Asset Securitization Issuance Corp.

553 Capital Drive

Lake Zurich, IL  60047

Wells Fargo Bank, N.A.

P. O. Box 98

Columbia, MD 21046

Re:  BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

In connection with our disposition of the Class R Certificates (the “Certificates”), issued pursuant to the Trust Agreement dated as of  March 1, 2006 (the “Agreement”) among BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION, as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as securities administrator and master servicer (the “Securities Administrator” or “Master Servicer,” as applicable) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class R Certificate, we have no knowledge that the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class R Certificate is to impede the assessment or collection of tax.

Very truly yours,

TRANSFEROR

By: ________________________________________

Name: ______________________________________

Title:  ______________________________________

EXHIBIT M

List of Assignment, Assumption and Recognition Agreements

1.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust, Maribella Mortgage LLC, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association;

2.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust II, Maribella Mortgage LLC, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association;

3.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust, Flexpoint Funding Corporation, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association;

4.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust II, Flexpoint Funding Corporation, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association;

5.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust, Funding America LLC, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association;

6.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust, Encore Credit Corporation, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association;

7.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust II, Encore Credit Corporation, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association;

8.

Assignment, Assumption and Recognition Agreement, dated as of April 7, 2006 among BICEP Owner Trust II, Oak Street Mortgage LLC, BancCap Asset Securitization Issuance Corporation, and U.S. Bank National Association.

EXHIBIT N

List of Mortgage Loan Purchase Agreements

1.

Mortgage Loan Purchase Agreement, dated as of September 16, 2005, by and between BICEP Series Trust, Series 1, a Series of the BICEP Series Trust and Maribella Mortgage LLC, a Minnesota limited liability company.

2.

Mortgage Loan Purchase Agreement, dated as of January 5, 2006, by and between BICEP Series Trust, Series 2, a Series of the BICEP Series Trust and FlexPoint Funding Corporation, a California corporation.

3.

Mortgage Loan Purchase Agreement, dated as of February 1, 2006, by and between BICEP Series Trust, Series 3 and Ocwen Mortgage Asset Trust II relating to mortgage loans acquired by Ocwen Mortgage Asset Trust II from Encore Credit Corp.

4.

Mortgage Loan Purchase Agreement, dated as of March 1, 2006, by and between BICEP Series Trust, Series 3, and Ocwen Mortgage Asset Trust II, relating to mortgage loans acquired by Ocwen Mortgage Asset Trust II from Oak Street Mortgage LLC.

5.

Flow Assignment of Mortgage Loans, dated as of March 8, 2006, among BICEP Series Trust, Series 3, Funding America Mortgage Warehouse Trust and Ocwen Loan Servicing, LLC, as supplemented by the Assignment Confirmation, dated as of Aptil 7, 2006, confirming the sale of certain mortgage loans from Funding America Mortgage Warehouse Trust to BICEP Series Trust, Series 3.

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

EXHIBIT Q

Relevant Servicing Criteria

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Key:

X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer	Custodian	Trustee	Master Servicer	Securities Adminis- trator
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X			X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X			X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X			X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X			X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X			X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

					X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X			X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X			X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X			X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X				X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.					X

EXHIBIT R

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by 1121 which is NOT included on the Monthly Statement	Master Servicer Securities Administrator Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Master Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Securities Administrator
▪ Requesting required financial information or effecting incorporation by reference	Securities Administrator
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Securities Administrator
▪ Requesting required financial information or effecting incorporation by reference	Securities Administrator
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT S

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Securities Administrator
▪ Requesting required financial information or effecting incorporation by reference	Securities Administrator
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Securities Administrator
▪ Requesting required financial information or effecting incorporation by reference	Securities Administrator
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Master Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Master Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Master Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Master Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT T

Additional Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (except the Trustee)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties (except the Trustee)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Master Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Master Servicer
▪ Other material servicers	Master Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor
Reg AB disclosure about any new master servicer is also required.	Master Servicer
Reg AB disclosure about any new Trustee is also required.	new Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	Depositor
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT U

Additional Disclosure Notification

**SEND TO WELLS FARGO VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW.  SEND TO THE DEPOSITOR AT THE ADDRESS BELOW**

Wells Fargo Bank, N.A. as Securities Administrator
Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

[insert name and address of Depositor]

Attn:  Corporate Trust Services - [DEAL NAME]-SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [  ] of the Pooling and Servicing Agreement, dated as of [  ] [  ], 2006, among [  ], as [  ], [  ], as [  ], [   ], as [   ] and [  ], as [  ].  The Undersigned, as [    ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address:  [   ].

[NAME OF PARTY]

as [role]

By: __________________

      Name:

      Title:

EXHIBIT V

 FORM OF BACK-UP CERTIFICATION

BancCap Funding LLC

553 Capital Drive

Lake Zurich, IL  60047

Attention: Michael J. Trickey

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD 21045

Servicing Agreement dated as of March 1, 2006 (the “Servicing Agreement”), among BancCap Advisors, LLC, as program administrator, BICEP Owner Trust and BICEP Owner Trust II, as sellers, Ocwen Loan Servicing, LLC, as servicer, Wells Fargo Bank, N.A., as securities administrator and master servicer and U.S. Bank National Association, as trustee (the “Trustee”)

 I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor, the Master Servicer and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to Wells Fargo pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to Wells Fargo;

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Trust Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to Wells Fargo.  Any material instances of noncompliance described in such reports have been disclosed to Wells Fargo.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:
Name:

________________________________